                                                                   Exhibit 10.26

                                  OFFICE LEASE

                                     BETWEEN

                           MONY/BDP OFFICE I, L.L.C.,
                      A COLORADO LIMITED LIABILITY COMPANY
                                  ("LANDLORD")

                                       AND

                      INTEGRATED INFORMATION SYSTEMS, INC.
                             A DELAWARE CORPORATION
                                   ("TENANT")

                              DATE OF LEASE 5/26/00


                         BUILDING: EXECUTIVE CENTER ONE

                               TABLE OF CONTENTS

1. DEFINITIONS .........................................................       1

2. LEASE GRANT .........................................................       4

3. ADJUSTMENT OF COMMENCEMENT DATE/POSSESSION ..........................       4

4. USE .................................................................       6

5. BASE RENTAL .........................................................       6

6. SECURITY DEPOSIT ....................................................       7

7. SERVICES TO BE FURNISHED BY LANDLORD ................................       7

8. LEASEHOLD IMPROVEMENTS/TENANT'S PROPERTY ............................       9

9. SIGNAGE .............................................................      10

10. REPAIRS AND ALTERATIONS BY TENANT ..................................      10

11. USE OF ELECTRICAL SERVICES BY TENANT ...............................      11

12. ENTRY BY LANDLORD ..................................................      11

13. ASSIGNMENT AND SUBLETTING ..........................................      12

14. MECHANIC'S LIENS ...................................................      13

15. INSURANCE ..........................................................      13

16. INDEMNITY ..........................................................      15

17. DAMAGES FROM CERTAIN CAUSES ........................................      16

18. CASUALTY DAMAGE ....................................................      16

19. CONDEMNATION .......................................................      17

20. HAZARDOUS SUBSTANCES ...............................................      17

21. AMERICANS WITH DISABILITIES ACT ....................................      19

22. EVENTS OF DEFAULT ..................................................      19

23. REMEDIES ...........................................................      20

24. NO WAIVER ..........................................................      24

25. PEACEFUL ENJOYMENT .................................................      24

26. SUBSTITUTION .......................................................      24

27. HOLDING OVER .......................................................      24

28. SUBORDINATION TO MORTGAGE/ESTOPPEL CERTIFICATE .....................      24

29. NOTICE .............................................................      25

30. LANDLORD'S LIEN ....................................................      25

31. SURRENDER OF PREMISES ..............................................      26

32. RIGHTS RESERVED TO LANDLORD ........................................      26

33. MISCELLANEOUS ......................................................      27

34. ENTIRE AGREEMENT ...................................................      28

35. LIMITATION OF LIABILITY ............................................      28


EXHIBIT A-OUTLINE AND LOCATION OF PREMISES

EXHIBIT B-LEGAL DESCRIPTION

EXHIBIT C-RULES AND REGULATIONS

EXHIBIT D-PAYMENT OF BASIC COSTS

EXHIBIT E-WORK LETTER

EXHIBIT E-1-BASE BUILDING SHELL AND CORE CONDITION

EXHIBIT E-2-TENANT IMPROVEMENT ALLOWANCE

EXHIBIT E-3-LANDLORD'S BUILDING STANDARD MATERIALS

EXHIBIT F-ADDITIONAL PROVISIONS

EXHIBIT G-RENEWAL OPTION

EXHIBIT H-COMMENCEMENT LETTER

EXHIBIT I-PARKING AGREEMENT

EXHIBIT J-LETTER OF CREDIT

EXHIBIT K-FORM OF DEMAND LETTER OF CREDIT

                             OFFICE LEASE AGREEMENT

This Office Lease Agreement (THE "LEASE"), made and entered into on this the 26 day of May 2000, between MONY/BDP OFFICE I, A COLORADO LIMITED LIABILITY COMPANY ("LANDLORD") AND INTEGRATED INFORMATION SYSTEMS, INC., A DELAWARE CORPORATION, ("TENANT").

                              W I T N E S S E T H:

1. DEFINITIONS. The following are definitions of some of the defined terms used in this Lease. The definition of other defined terms are found throughout this Lease.

         A. "BUILDING" shall mean the office building at 11551 East Arapahoe Road, County of Arapahoe, State of Colorado, currently known as Executive Center One, described in EXHIBIT B.

         B. "BASE RENT": Base Rent will be paid according to the following schedule, subject to the provisions of Section 5. hereof. For the purposes of this Section 1.B., "LEASE YEAR" shall mean the twelve (12) month period commencing on the Commencement Date, and on each anniversary, of the Commencement Date.

                           MONTHLY INSTALLMENTS
     PERIOD                    OF BASE RENT                     ANNUAL BASE RENT
--------------------------------------------------------------------------------
FIRST LEASE YEAR
MONTH 1                       $          -0-
MONTHS 2-12                   $   19,027.42                       $  209,301.62

SECOND LEASE YEAR
MONTHS 13-24                  $   19,602.88                       $  235,234.56

THIRD LEASE YEAR
MONTHS 25-36                  $   20,187.63                       $  242,251.56

FOURTH LEASE YEAR
MONTHS 37-48                  $   20,790.93                       $  249,491.16

FIFTH LEASE YEAR
MONTHS 49-60                  $   21,412.81                       $  256,953.72

SIXTH LEASE YEAR
MONTHS 61                     $   21,412.81                       $   21,412.81

TOTAL BASE RENT                                                   $1,214,645.43


         The Base Rent due for the first month during the Lease Term (hereinafter defined) shall be paid by Tenant to Landlord contemporaneously with Tenant's execution hereof.

         C. "ADDITIONAL RENT": shall mean Tenant's Pro Rata Share of Basic Costs (hereinafter defined) and any other sums (exclusive of Base Rent) that are required to be paid to Landlord by Tenant hereunder, which sums are deemed to be Additional Rent under this Lease. Additional Rent and Base Rent are sometimes collectively referred to herein as "Rent."

         D. "BASIC COSTS" shall mean all direct and indirect costs and expenses incurred in connection with the Building as more fully defined in EXHIBIT D attached hereto.

         E. "SECURITY DEPOSIT" shall mean the sum of $20,187.63 The Security Deposit shall be paid by Tenant to Landlord contemporaneously with Tenant's execution hereof

         F. "COMMENCEMENT DATE", "LEASE TERM" and "TERMINATION DATE" shall have the meanings set forth in subsection 1.F.(1):

                  (1)      The "LEASE TERM" shall mean a period of sixty-one
                           (61) months commencing on the later to occur of (a) AUGUST 1, 2000 (the "TARGET COMMENCEMENT DATE") and
                           (b) the date upon which Landlord's Work in the Premises has been substantially completed as such date is determined pursuant to Section 3.A. hereof (the later to occur of such dates being defined as the "COMMENCEMENT DATE"). The "TERMINATION DATE" shall, unless sooner terminated as provided herein, mean the last day of the Lease Term. Notwithstanding the foregoing, if the Termination Date, as determined herein, does not occur on the last day of a calendar month, the Lease Term shall be extended by the number of days necessary to cause the Termination Date to occur on the last day of the last calendar month of the Lease Term. Tenant shall pay Base Rent and Additional Rent for such additional days at the same rate payable for the portion of the last calendar month immediately preceding such extension. The Commencement Date, Lease Term (including any extension by Landlord pursuant to this subsection I.F.(1) and Termination Date shall be set forth in a Commencement Letter prepared by Landlord and executed by Tenant in accordance with the provisions of
                           Section 3.A. hereof.

         G. "PREMISES" shall mean the office space located within the Building and outlined on EXHIBIT A to this Lease.

         H. "APPROXIMATE RENTABLE AREA IN THE PREMISES" shall mean the area contained within the demising walls of the Premises and any other area designated for the exclusive use of Tenant plus an allocation of the Tenant's pro rata share of the square footage of the "Common Areas" and the "Service Areas" (as defined below). For purposes of the Lease it is agreed and stipulated by both Landlord and Tenant that the Approximate Rentable Area in the Premises is 11,138 square feet.

         I. The "APPROXIMATE RENTABLE AREA IN THE BUILDING" is 85,934 square feet. The Approximate Rentable Area in the Premises and the Approximate Rentable Area in the Building as set forth herein may be revised at Landlord's election if Landlord's architect determines such estimate to be inaccurate in any material degree after examination of the final drawings of the Premises and the Building.

         J. "TENANT'S PRO RATA SHARE" shall mean Twelve Point Nine Six One One percent (12.9611%) which is the quotient (expressed as a percentage), derived by dividing the Approximate Rentable Area in the Premises by the Approximate Rentable Area in the Building.

         K. "PERMITTED USE" shall mean general office use and no other use or purpose.

         N. "BROKER" shall mean Transwestern Commercial Services and The Staubach Company.

         O. "BUILDING MANAGER" shall mean Transwestern Commercial Services or such other company as Landlord shall designate from time to time.

         P. "BUILDING STANDARD", shall mean the type, brand, quality and/or quantity of materials Landlord designates from time-to-time to be the minimum quality and/or quantity to be used in the Building or the exclusive type, grade, quality and/or quantity of material to be used in the Building.

         Q. "BUSINESS DAY(S)" shall mean Mondays through Fridays exclusive of the normal business holidays of New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("HOLIDAYS"). Landlord, from time to time during the Lease Term, shall have the right to designate additional Holidays, provided such additional Holidays are commonly recognized by other office buildings in the area where the Building is located.

         R. "COMMON AREAS" shall mean those areas located within the Building or on the Property used for corridors, elevator foyers, mail rooms, restrooms, mechanical rooms, elevator mechanical rooms, property management office, janitorial closets, electrical and telephone closets, vending areas, and lobby areas (whether at ground level or otherwise), entrances, exits, sidewalks, skywalks, tunnels, driveways, parking areas and parking garages and landscaped areas and other similar facilities provided for the common use or benefit of tenants generally and/or the public.

         S. "DEFAULT RATE" shall mean the lower of (i) the Prime Rate plus FOUR percent (4%) or (ii) the Maximum Rate.

         T. "MAXIMUM RATE" shall mean the highest rate of interest from time-to-time permitted under applicable federal and state law.

         U. "NORMAL BUSINESS HOURS" for the Building shall mean 8:00 a.m. to 6:00 p.m. Mondays through Fridays, and 8:00 a.m. to 1:00 p.m. on Saturdays, exclusive of Holidays.

         V. "PRIME RATE" shall mean the per annum interest rate announced by and quoted in the Wall Street Journal from time-to-time as the prime or base rate.

         W. "PROPERTY" shall mean the Building and the parcel(s) of land on which it is located, other improvements located on such land, adjacent parcels of land that Landlord operates jointly with the Building, and other buildings and improvements located on such adjacent parcels of land.

         X. "SERVICE AREAS" shall mean those areas within the Building used for stairs, elevator shafts, flues, vents, stacks, pipe shafts and other vertical penetrations (but shall not include any such areas for the exclusive use of a particular tenant).

         Y. "NOTICE ADDRESSES" shall mean the following addresses for Tenant and Landlord, respectively:

         Tenant:

         Integrated Information Systems, Inc.
         11551 East Arapahoe Road, Suite 150
         Englewood, Colorado 80112
         Attn:

         with a copy to:

         Integrated Information Systems, Inc.
         1560 West Fountainhead Parkway
         Tempe, AZ 85282
         Attn: Corporate Counsel

         Landlord:

         Transwestern Commercial Services
         600 Grant Street, Suite 630
         Denver, Colorado 80203
         Attn: Property Manager

         with a copy to:

         Transwestern Investment Company
         150 North Wacker Drive, Suite 800
         Chicago, IL 60606
         Attn: Owner's Representative

         Payments of Rent only shall be made payable to the order of:

         MONY/BDP Office I, L.L.C.

         at the following address:

         600 Grant Street
         Suite 630
         Denver, Colorado 80203

         or such other name and address as Landlord shall, from time to time, designate.

2. LEASE GRANT. Subject to and upon the terms herein set forth, Landlord leases to Tenant and Tenant leases from Landlord the Premises together with the right, in common with others, to use the Common Areas.

3. ADJUSTMENT OF COMMENCEMENT DATE/POSSESSION.

         A. If the Lease Term, Commencement Date and Termination Date are to be determined in accordance with Section 1.F.(1) above, the Lease Term shall not commence until the later to occur of the Target Commencement Date and the date that Landlord has substantially completed the work to be performed by Landlord as set forth in the Work Letter Agreement attached hereto as EXHIBIT E ("LANDLORD'S WORK"); provided, however, that if Landlord shall be delayed in substantially completing the Landlord Work as a result of the occurrence of any of the following (a "DELAY"):

                  (1) Tenant's failure to furnish information in accordance with the Work Letter Agreement or to respond to any request by Landlord for any approval of information within any time period prescribed, or if no time period is prescribed, then within THREE (3) Business Days of such request; or

                  (2) Tenant's insistence on materials, finishes or installations that have long lead times after having first been informed by Landlord, IN WRITING, that such materials, finishes or installations will cause a Delay; or

                  (3) ANY MATERIAL changes in any plans and specifications requested by Tenant; or

                  (4) The performance or nonperformance by a person or entity employed by on or behalf of Tenant in the completion of any work in the Premises (all such work and such persons or entities being subject to prior approval of Landlord); or

                  (5) Any request by Tenant that Landlord delay the completion of any of the Landlord's Work; or

                  (6) Any breach or default by Tenant in the performance of Tenant's obligations under this Lease; or

                  (7) Any delay resulting from Tenant's having taken possession of the Premises for any reason prior to substantial completion of the Landlord's Work; or

                  (8) Any other delay chargeable to Tenant, its agents, employees or independent contractors;


         then, for purposes of determining the Commencement Date, the date of substantial completion shall be deemed to be the day that said Landlord's Work would have been substantially completed absent any such Delay(s). The Landlord's Work shall be deemed to be substantially completed on the date that Landlord's Work has been performed (or would have been performed absent any Delay(s), other than any details of construction, mechanical adjustment or any other matter, the noncompletion of which does not materially interfere with Tenant's use of the Premises AND ALL PERMITS OR CERTIFICATES NECESSARY FOR TENANT'S OCCUPANCY OF THE PREMISES HAVE BEEN RECEIVED. The adjustment of the Commencement Date and, accordingly, the postponement of Tenant's obligation to pay Base Rent and other sums due hereunder shall be Tenant's sole remedy and shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of the Premises not being ready for occupancy by Tenant on the Target Commencement Date. Promptly after the determination of the Commencement Date, Landlord and Tenant shall enter into a letter agreement (the "COMMENCEMENT LETTER") on the form attached hereto as EXHIBIT H setting forth the Commencement Date, the Termination Date and any other dates that are affected by the adjustment of the Commencement Date. If this Lease requires Landlord to perform Landlord's Work in the Premises, the Commencement Letter shall identify any minor incomplete items of the Landlord's Work as reasonably determined by Landlord's architect (the "PUNCHLIST ITEMS"), which Punchlist Items Landlord shall promptly remedy. Tenant, within five (5) days after receipt thereof from Landlord, shall execute the Commencement Letter and return the same to Landlord. Notwithstanding anything herein to the contrary, Landlord may elect, by written notice to Tenant, not to adjust the Commencement Date as provided above if such adjustment would cause Landlord to be in violation of the existing rights granted to any other tenant of the Building. If Landlord elects not to adjust the Commencement Date, the Commencement Date shall be the Target Commencement Date, provided that Base Rent and Additional Rent shall not commence until the date that Landlord's Work has been substantially completed (or would have been substantially completed absent any Delays).

         B. By taking possession of the Premises, Tenant is deemed to have accepted the Premises and agreed that the Premises is in good order and satisfactory condition, with no representation or warranty by Landlord as to the condition of the Premises or the Building or suitability thereof for Tenant's use.

         C. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be obligated to tender possession of any portion of the Premises or other space leased by Tenant from time to time hereunder that, on the date possession is to be delivered, is occupied by a tenant or other occupant or that is subject to the rights of any other tenant or occupant, nor shall Landlord have any other obligations to Tenant under this Lease with respect to such space until the date
         Landlord: (1) recaptures such space from such existing tenant or occupant; and (2) regains the legal right to possession thereof. This Lease shall not be affected by any such failure to deliver possession and Tenant shall have no claim for damages against Landlord as a result thereof, all of which are hereby waived and released by Tenant. If Landlord is prevented from delivering possession of the Premises to Tenant due to the holding over in possession of the Premises by a tenant or other occupant thereof, Landlord shall use reasonable efforts to regain possession of the Premises in order to deliver the same to Tenant. If the Lease Term is to be determined pursuant to Section 1.F.(l) hereof, the Commencement Date shall be postponed until the date Landlord delivers possession of the Premises to Tenant, in which event the Termination Date shall, at the option of Landlord, correspondingly be postponed on a per diem basis. If the Lease Term is to be determined pursuant to Section 1.F.(1), the Commencement Date and Termination Date shall be determined as provided in Section 3.A. above.

         D. If Tenant takes possession of the Premises prior to the Commencement Date, such possession shall be subject to all the terms and conditions of the Lease and Tenant shall pay Base Rent and Additional Rent to Landlord for each day of occupancy prior to the Commencement Date. Notwithstanding the foregoing, if Tenant, with Landlord's prior approval, takes possession of the Premises prior to the Commencement Date for the sole purpose of performing any Landlord-approved improvements therein or installing furniture, equipment, CABLING, TELECOMMUNICATIONS EQUIPMENT or other personal property of Tenant, such possession shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay Rent with respect to the period of time prior to the Commencement Date during which Tenant performs such work. Tenant shall, however, be liable for the cost of any services (e.g. electricity, HVAC, freight elevators) that are provided to Tenant or the Premises during the period of Tenant's possession prior to the Commencement Date. Nothing herein shall be construed as granting Tenant the right to take possession of the Premises prior to the Commencement Date, whether for construction, fixturing or any other purpose, without the prior consent of Landlord.

4. USE. The Premises shall be used for the Permitted Use and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, dangerous to life, limb or property or which, in Landlord's sole judgement, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building. Tenant will conduct its business and control its agents, servants, employees, customers, licensees, and invitees in such a manner as not to interfere with, annoy or disturb other tenants or Landlord in the management of the Building and the Property. Tenant will maintain the Premises in a clean and healthful condition, and comply with all laws, ordinances, orders, rules and regulations of any governmental entity with reference to the use, condition, configuration or occupancy of the Premises. Tenant, within ten (10) days after the receipt thereof, shall provide Landlord with copies of any notices it receives with respect to a violation or alleged violation of any such laws, ordinances, orders, rules and regulations. Tenant, at its expense, will comply with the rules and regulations of the Building attached hereto as EXHIBIT C and such other rules and regulations adopted and altered by Landlord from time-to-time and will cause all of its agents, employees, invitees and visitors to do so. All such changes to rules and regulations will be reasonable and shall be sent by Landlord to Tenant in writing. ANY FURTHER REVISIONS OF THE RULES AND REGULATIONS SHALL APPLY UNIFORMLY TO ALL TENANTS IN THE BUILDING AND SHALL BE UNIFORMLY ENFORCED.

5. BASE RENT.

         A. Tenant covenants and agrees to pay to Landlord during the Lease Term, without any setoff or deduction except as otherwise expressly provided herein, the full amount of all Base Rent and Additional Rent due hereunder and the full amount of all such other sums of money as shall become due under this Lease (including, without limitation, any charges for replacement of electric lamps and ballasts and any other services, goods or materials furnished by Landlord at Tenant's request), all of which hereinafter may be collectively called "RENT." In addition Tenant shall pay and be liable for, as Additional Rent, all rent, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms and conditions of this Lease. Any such payments shall be paid concurrently with the payments of the Rent on which the tax is based. The Base Rent and Additional Rent for each calendar year or portion thereof during the Lease Term, shall be due and payable in advance in monthly installments of the first day of each calendar month during the Lease Term and any extensions or renewals hereof, and Tenant hereby agrees to pay such Base Rent and Additional Rent to Landlord without demand. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rent and Additional Rent for such month or months shall be prorated, based on the number of days in such month. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct installment of Rent due under this Lease shall be deemed to be other than a payment on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other available remedy. The acceptance by Landlord of an installment of Rent on a date after the due date of such payment shall not be construed to be a waiver of Landlord's right to declare a default for any other late payment. All amounts received by Landlord from Tenant hereunder shall be applied first to the earliest accrued and unpaid Rent then outstanding. Tenant's covenant to pay Rent shall be independent of every other covenant set forth in this Lease.

         B. To the extent allowed by law, all installments of Rent not paid when due shall bear interest at the Default Rate from the date due until paid. In addition, if Tenant fails to pay any installment of Base Rent and Additional Rent or any other item of Rent when due and payable hereunder, a "LATE CHARGE" equal to five percent (5%) of such unpaid amount will be due and payable immediately by Tenant to Landlord.

         C. The Additional Rent payable hereunder shall be adjusted from time-to-time in accordance with the provisions of EXHIBIT D attached hereto and incorporated herein for all purposes.

         D. NOTWITHSTANDING THE PROVISION SET FORTH IN SECTION 1.(B), TENANT SHALL BE ENTITLED TO AND EXCUSED RENT PERIOD COMMENCING UPON OCCUPANCY AND TERMINATING THIRTY (30) DAYS LATER, BUT IN NO EVENT SHALL THE EXCUSED RENT PERIOD CONTINUE BEYOND AUGUST 31, 2000.

6. SECURITY DEPOSIT. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease including but not limited to those set forth in Section 10 hereof, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant's liability for damages in case of default by Tenant. Landlord shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security Deposit and shall not assume the duties of a trustee for the Security Deposit. Landlord may, from time-to-time, without prejudice to any other remedy and without waiving such default, use the Security Deposit to the extent necessary to cure or attempt to cure, in whole or in part, any default of Tenant hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within sixty (60) days thereafter. If Landlord transfers its interest in the Premises during the term of this Lease, Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit. Tenant agrees to look solely to such transferee or assignee or successor thereof for the return of the Security Deposit. Landlord and its successors and assigns shall not be bound by any actual or attempted assignment or encumbrance of the Security Deposit by Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

7. SERVICES TO BE FURNISHED BY LANDLORD.

         A. Landlord agrees to furnish Tenant the following services:

                  (1) Water for use in the lavatories on the floor(s) on which the Premises is located. If Tenant desires water in the Premises for any approved reason, including a private lavatory or kitchen, cold water shall be supplied, at Tenant's sole cost and expense, from the Building water main through a line and fixtures installed at Tenant's sole cost and expense with the prior reasonable consent of Landlord. If Tenant desires hot water in the Premises, Tenant, at its sole cost and expense and subject to the prior reasonable consent of Landlord, may install a hot water heater in the Premises. Tenant shall be solely responsible for the maintenance and repair of any such water heater.

                  (2) Central heat and air conditioning in season during Normal Business Hours, at such temperatures and in such amounts as are considered by Landlord, in its reasonable judgment, to be standard for buildings of similar class, size, age and location, or as required by governmental authority. In the event that Tenant requires central heat, ventilation or air conditioning service at times other than Normal Business Hours, such additional service shall be furnished only upon the written request of Tenant delivered to Landlord prior to 3:00 p.m. at least one Business Day in advance of the date for which such usage is requested. Tenant shall bear the entire cost of additional service BASED UPON LANDLORD'S ACTUAL EXPENSES (INCLUDING DEPRECIATION OF EQUIPMENT), WITHOUT MARKUP CURRENTLY SET AT $65.00 PER ADDITIONAL HOUR, WITH A FOUR (4) HOUR MINIMUM. SUCH HOURLY CHARGE SHALL BE REASONABLY RESET OR determined by Landlord from time-to-time, as Additional Rent upon presentation of a statement therefor by Landlord. All additional heating, ventilating and air conditioning required (if any) to accommodate Tenant's design shall be installed at the Tenant's expense subject to Landlord's prior written approval. The cost of operation and maintenance of the equipment shall be the responsibility of the Tenant and paid to Landlord as Additional Rent.

                  (3) Maintenance and repair of all Common Areas in the manner and to the extent reasonably deemed by Landlord to be standard for buildings of similar class, age and location.

                  (4) Janitorial and cleaning service in and about the Premises on Business Days; provided, however, if Tenant's floor covering or other improvements require special treatment, Tenant shall pay the additional cleaning cost attributable thereto as Additional Rent upon presentation of a statement therefor by Landlord. Tenant shall not provide or use any other janitorial or cleaning services without Landlord's consent, and then only subject to the supervision of Landlord and at Tenant's sole cost and responsibility and by a janitor, cleaning contractor or employees at all times satisfactory to Landlord.

                  (5) Electricity to the Premises for general office use, in accordance with and subject to the terms and conditions of Section 11. of this Lease.

                  (6) Fluorescent bulb replacement in the Premises necessary to maintain building standard the lighting as established by Landlord and fluorescent and incandescent bulb and ballast replacement in the Common Areas and Service Areas.

                  (7) Passenger elevator service in common with Landlord and other persons during Normal Business Hours and freight elevator service in common with the Landlord and other persons during Normal Business Hours. Such normal elevator service, passenger or freight, if furnished at other times, shall be optional with Landlord and shall never be deemed a continuing obligation. Landlord, however, shall provide limited passenger elevator service daily at all times when normal passenger elevator service is not provided.

                  (8) Access control to the Building during other than Normal Business Hours shall be provided in such form as Landlord deems appropriate. Tenant shall cooperate fully in Landlord's efforts to maintain access control to the Building and shall follow all regulations promulgated by Landlord with respect thereto. Notwithstanding anything herein to the contrary Tenant expressly acknowledges and agrees that Landlord is not warranting the efficacy of any access personnel, service, procedures or equipment and that Tenant is not relying and shall not hereafter rely on any such personnel service, procedures or equipment. Landlord shall not be responsible or liable in any manner for failure of any access personnel, services, procedures or equipment to prevent, control, or apprehend anyone suspected of causing personal injury or damage in, on or around the Project.

         B. If Tenant requests any other utilities or building services in addition to those identified above, or any of the above utilities or building services in frequency, scope, quality or quantities substantially greater than the standards set by Landlord for the Building, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or building services. Landlord may impose a reasonable charge for such additional utilities or building services, which shall be paid monthly by Tenant as Additional Rent on the same day that the monthly installment of Base Rent is due. LANDLORD SHALL PROVIDE TENANT WITH SHARED ACCESS TO A PORTION OF THE INTERDUCT CONDUIT WHICH CURRENTLY PROVIDES ACCESS FROM THE FIRST FLOOR NORTH TELEPHONE ROOM TO THE STREET TELECOMMUNICATIONS PEDISTAL, ADJACENT TO NOME STREET, EAST OF THE BUILDING. SUCH ACCESS IS INTENDED TO PROVIDE TENANT WITH FUTURE DATA AND TELECOMMUNICATIONS CONNECTIVITY TO OTHER LANDLORD BUILDINGS IN THE LINCOLN EXECUTIVE CENTER. SUCH ACCESS SHALL BE SUBJECT TO ANY FUTURE AVAILABILITY IN THE EXISTING CONDUIT AND THE USE OF AND ACCESS TO SUCH CONDUIT SHALL BE IN ACCORDANCE WITH THIS SECTION 7.B.

         C. Except as otherwise expressly provided herein, the failure by Landlord to any extent to furnish, or the interruption or termination of these defined services in whole or in part, resulting from adherence to laws, regulations and administrative orders, wear, use, repairs, improvements, alterations or any causes beyond the reasonable control of Landlord shall not render Landlord liable in any respect nor be construed as a constructive eviction of Tenant, nor give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Landlord shall use reasonable diligence to repair such equipment or machinery.

         D. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS ARTICLE 7, IF: (i) LANDLORD CEASES TO FURNISH ANY SERVICES IN THE BUILDING FOR A PERIOD IN EXCESS OF FIVE (5) CONSECUTIVE DAYS AFTER TENANT NOTIFIES LANDLORD OF SUCH CESSATION (THE "INTERUPTION NOTICE"); (ii) SUCH CESSATION DOES NOT ARISE AS A RESULT OF AN ACT OR OMISSION OF TENANT;
         (iii) SUCH CESSATION IS NOT CAUSED BY FIRE OR OTHER CASUALTY (IN WHICH CASE ARTICLE 19 SHALL CONTROL); (iv) THE RESTORATION OF SUCH SERVICES IS REASONABLY WITHIN THE CONTROL OF LANDLORD; AND (v) AS A RESULT OF SUCH CESSATION, THE PREMISES OR A MATERIAL PORTION THEREOF, IS RENDERED UNTENANTABLE (MEANING THAT TENANT IS UNABLE TO USE THE PREMISES IN THE NORMAL COURSE OF ITS BUSINESS) AND TENANT IN FACT CEASES TO USE THE PREMISES, OR MATERIAL PORTION THEREOF, THEN TENANT, AS ITS SOLE REMEDY, SHALL BE ENTITLED TO RECEIVE AN ABATEMENT OF BASE RENT PAYABLE HEREUNDER DURING THE PERIOD BEGINNING ON THE SIXTH (6TH) CONSECUTIVE DAY OF SUCH CESSATION AND ENDING ON THE DAY WHEN THE SERVICE IN QUESTION HAS BEEN RESTORED. IN THE EVENT THE ENTIRE PREMISES HAS BEEN RENDERED UNTENANTABLE BY THE CESSATION IN SERVICE, THE AMOUNT OF ABATEMENT THAT TENANT IS ENTITLED TO RECEIVE SHALL BE PRORATED BASED UPON THE PERCENTAGES OF THE PREMISES SO RENDERED UNTENANTABLE AND NOT USED BY TENANT.

8. LEASEHOLD IMPROVEMENTS/TENANT'S PROPERTY. All fixtures, equipment, improvements and appurtenances attached to, or built into, the Premises at the commencement of or during the Lease Term, whether or not by, or at the expense of, Tenant ("LEASEHOLD IMPROVEMENTS"), shall be and remain a part of the Premises; shall be the property of Landlord; and shall not be removed by Tenant except as expressly provided herein. All unattached and moveable partitions, trade fixtures, moveable equipment or furniture located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building or Premises, and all personalty brought into the Premises by Tenant ("TENANT'S PROPERTY") shall be owned and insured by Tenant. Landlord may, nonetheless, within one (1) month after, the expiration or earlier termination of this Lease or Tenant's right to possession, require Tenant to remove any Leasehold Improvements performed by or for the benefit of Tenant and all electronic, phone and data cabling as are designated by Landlord (the "REQUIRED REMOVABLES") at Tenant's sole cost. In the event that Landlord so elects, Tenant shall remove such Required Removables within ten (10) days after notice from Landlord, provided that in no event shall Tenant be required to remove such Required Removables prior to the expiration or earlier termination of this Lease or Tenant's right to possession. In addition to Tenant's obligation to remove the Required Removables, Tenant shall repair any damage caused by such removal and perform such other work as is reasonably necessary to restore the Premises to a "move in" condition, NORMAL WEAR AND TEAR EXCEPTED. If tenant fails to remove any specified Required Removables or to perform any required repairs and restoration within the time period specified above, Landlord, at Tenant's sole cost and expense, may remove the Required Removables (and repair any damage occasioned thereby) and dispose thereof or deliver the Required Removables to any other place of business of Tenant, or warehouse the same, and Tenant shall pay the cost of such removal, repair, delivery, or warehousing of the Required Removables within five (5) days after demand from Landlord.

9. SIGNAGE. Landlord shall provide and install, at LANDLORD'S cost, all letters or numerals on the exterior of the Premises; all such letters and numerals shall be in the standard graphics for the Building and no others shall be used or permitted on the Premises without Landlord's prior written consent. In addition, Landlord will list Tenant's name in the Building's directory, if any, located in the lobby of the Building, AT NO ADDITIONAL EXPENSE TO TENANT.

10. REPAIRS AND ALTERATIONS BY TENANT.

         A. Except to the extent such obligations are imposed upon Landlord hereunder, Tenant shall, at its sole cost and expense, maintain the Premises in good order, condition and repair throughout the entire Lease Term, ordinary wear and tear excepted. Tenant agrees to keep the areas visible from outside the Premises in a neat, clean and attractive condition at all times. Tenant shall be responsible for all repairs replacements and alterations in and to the Premises, Building and Property and the facilities and systems thereof, the need for which arises out of (1) Tenant's use or occupancy of the Premises, (2) the installation, removal, use or operation of Tenant's Property (as defined in Section 8. above), (3) the moving of Tenant's Property into or out of the Building, or (4) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees. All such repairs, replacements or alterations shall be performed in accordance with Section 10.B. below and the rules, policies and procedures reasonably enacted by Landlord from time to time for the performance of work in the Building. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to perform such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently pursue it to its completion, then Landlord may, at its option, make such repairs, and Tenant shall pay the cost thereof to Landlord on demand as Additional Rent, together with an administration charge in an amount equal to FIVE percent (5%) of the cost of such repairs. Landlord shall, at its expense (except as included in Basic Costs) keep and maintain in good repair and working order and make all repairs to and perform necessary maintenance upon: (a) all structural elements of the Building; and (b) all mechanical, electrical and plumbing systems that serve the Building in general; and (c) the Building facilities common to all tenants including but not limited to, the ceilings, walls and floors in the Common Areas.

         B. Tenant shall not make or allow to be made any MATERIAL alterations, additions or improvements to the Premises, without first obtaining the written consent of Landlord in each such instance, which consent may be refused or given on such conditions as Landlord may elect. Prior to commencing any such work and as a condition to obtaining Landlord's consent, Tenant must furnish Landlord with plans and specifications acceptable to Landlord; names and addresses of contractors reasonably acceptable to Landlord; copies of contracts; necessary permits and approvals; evidence of contractor's and subcontractor's insurance in accordance with Section 15. hereof; and a payment bond or other security, all in form and amount satisfactory to Landlord. Tenant shall be responsible for insuring that all such persons procure and maintain insurance coverage against such risks, in such amounts and with such companies as Landlord may require, including, but not limited to, Builder's Risk and Worker's Compensation insurance. All such improvements, alterations or additions shall be constructed in a good and workmanlike manner using Building Standard materials or other new materials of equal or greater quantity. Landlord, to the extent reasonably necessary to avoid any disruption to the tenants and occupants of the Building, shall have the right to designate the time when any such alterations, additions and improvements may be performed and to otherwise designate reasonable rules, regulations and procedures for the performance of work in the Building. Upon completion, Tenant shall furnish "as-built" plans, contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials. All improvements, alterations and additions shall comply with the insurance requirements, codes, ordinances, laws and regulations, including without limitation, the Americans with Disabilities Act. Tenant shall reimburse Landlord upon demand for all REASONABLE sums, if any, expended by Landlord for third party examination of the architectural, mechanical, electrical and plumbing plans for any alterations, additions or improvements. In addition, if Landlord so requests, Landlord shall be entitled to oversee the construction of any alterations, additions or improvements that may affect the structure of the Building or any of the mechanical, electrical, plumbing or life safety systems of the Building. In the event Landlord elects to oversee such work, Landlord shall be entitled to receive a fee for such oversight in an amount equal to FIVE percent (5%) of the cost of such alterations, additions or improvements. Landlord's approval of Tenant's plans and specifications for any work performed for or on behalf of Tenant shall not be deemed to be representation by Landlord that such plans and specifications comply with applicable insurance requirements, building codes, ordinances, laws or regulations or that the alterations, additions and improvements constructed in accordance with such plans and specifications will be adequate for Tenant's use.

         C. At least five (5) days prior to the commencement of any work permitted to be done by persons requested by the Tenant on the Premises, the Tenant shall notify the Landlord of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work so that the Landlord may avail itself of the provisions of statutes such as Section 38_22_105(2) of the Colorado Revised Statutes (1973). During any such work on the Premises, the Landlord, or its representatives, shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon notices such as those provided for by
         Section 38_22_105(2) C.R.S. (1973) or to take any further action which the Landlord may deem to be proper for the protection of the Landlord's interest in the Premises.

11. USE OF ELECTRICAL SERVICES BY TENANT.

         A. All electricity used by Tenant in the Premises shall, at Landlord's option, be paid for by Tenant either: (1) through inclusion in Base Rent and Basic Costs (except as provided in Section 11.B. below with respect to excess useage. Landlord shall have the right at any time and from time-to-time during the Lease Term to contract for electricity service from such providers of such services as Landlord shall elect (each being an "ELECTRIC SERVICE PROVIDER"). Tenant shall cooperate with Landlord, and the applicable Electric Service Provider, at all times and, as reasonably necessary, shall allow Landlord and such Electric Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the electric energy furnished to the Premises, or if the quantity or character of the electric energy supplied by the Electric Service Provider is no longer available or suitable for Tenant's requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

         B. Tenant's use of electrical services furnished by Landlord shall not exceed in voltage, rated capacity, or overall load that which is standard for the Building. In the event Tenant shall request that it be allowed to consume electrical services in excess of Building Standard, Landlord may refuse to consent to such usage or may consent upon such conditions as Landlord reasonably elects (including the installation of utility service upgrades, submeters, air handlers or cooling units), and all such additional useage (to the extent permitted by law), installation and maintenance thereof shall be paid for by Tenant as Additional Rent. Landlord, at any time during the Lease Term, shall have the right to separately meter electrical useage for the Premises or to measure electrical useage by survey or any other method that Landlord, in its reasonable judgment, deems appropriate.

12. ENTRY BY LANDLORD. Tenant shall permit Landlord or its agents or representatives to enter into and upon any part of the Premises to inspect the same, or to show the Premises to prospective purchasers, mortgagees, tenants (during the last SIX (6) months of the Lease Term or earlier in connection with a potential relocation) or insurers, or to clean or make repairs, alterations, or additions thereto, including any work that Landlord deems necessary for the safety, protection or preservation of the Building or any occupants thereof, or to facilitate repairs, alterations or additions to the Building or any other tenant's premises. Except for any entry by Landlord in an emergency situation or to provide normal cleaning and janitorial service, Landlord shall provide Tenant with reasonable prior notice of any entry into the premises, which notice may be given verbally. Landlord shall have the right, WITH FORTY-EIGHT HOURS (48) HOURS PRIOR WRITTEN NOTICE TO TENANT (EXCEPT IN THE EVENT OF AN EMERGENCY), to temporarily close the Premises or the Building to perform repairs, alterations or additions in the Premises or the Building, provided that Landlord shall use reasonable efforts to perform all such work on weekends and after Normal Business Hours. Entry by Landlord hereunder shall not constitute a constructive eviction or entitle Tenant to any abatement or reduction of Rent by reason thereof.

13. ASSIGNMENT AND SUBLETTING

         A. Except in connection with a Permitted Transfer (defined in Section 13.E. below), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "TRANSFER") without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Without limitation, it is agreed that Landlord's consent shall not be considered unreasonably withheld if: (1) the proposed transferee's financial condition does not meet the criteria Landlord uses to select Building tenants having similar leasehold obligations; (2) the proposed transferee's business is not suitable for the Building considering the business of the other tenants and the Building's prestige, or would result in a violation of another tenant's rights; (3) the proposed transferee is a governmental agency or occupant of the Building; (4) Tenant is in default beyond any applicable notice and cure period; or (5) any portion of the Building or the Premises would likely become subject to additional or different laws as a consequence of the proposed Transfer. Any attempted Transfer in violation of this Section 13, shall, exercisable in Landlord's sole and absolute discretion, be voidable. Consent by Landlord to one or more Transfer(s) shall not operate as a waiver of Landlord's rights to approve any subsequent Transfer(s). IN NO EVENT SHALL ANY TRANSFER OR PERMITTED TRANSFER RELEASE OR RELIEVE TENANT FROM ANY OBLIGATION UNDER THIS LEASE OR ANY LIABILITY HEREUNDER.

         B. If Tenant requests Landlord's consent to a Transfer, Tenant shall submit to Landlord financial statements for the proposed transferee, a complete copy of the proposed assignment, sublease and other information as Landlord may reasonably request. Landlord shall within TEN (10) days after Landlord's receipt of the required information and documentation either: (1) consent or reasonably refuse consent to the Transfer in writing; (2) in the event of a proposed assignment of this Lease or a proposed sublease of the entire Premises for the entire remaining term of this Lease, terminate this Lease effective the first to occur of ninety (90) days following written notice of such termination or the date that the proposed Transfer would have come into effect. If Landlord shall fail to notify Tenant in writing of its decision within such TEN (10) days period after the later of the date Landlord is notified in writing of the proposed Transfer or the date Landlord has received all required information concerning the proposed transferee and the proposed Transfer, Landlord shall be deemed to have refused to consent to such Transfer, and to have elected to keep this Lease in full force and effect. Tenant shall pay Landlord a review fee of $500 for Landlord's review of any Permitted Transfer or requested Transfer. In addition, Tenant shall reimburse Landlord for its actual reasonable costs and expenses (including without limitation reasonable attorney's fees) incurred by Landlord in connection with Landlord's review of such requested Transfer or Permitted Transfer.

         C. Tenant shall pay to Landlord fifty percent (50%) of all cash and other consideration which Tenant receives, LESS REASONABLE BROKERAGE COMMISSIONS AND ADMINISTRATIVE FEES, as a result of a Transfer that is in excess of the rent payable to Landlord hereunder for the portion of the Premises and Term covered by the Transfer within ten (10) days following receipt thereof by Tenant. If Tenant is in Monetary Default (defined in Section 22. below), Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against rent in the amount of any payments received (less Landlord's share of any excess).

         D. Except as provided below with respect to a Permitted Transfer, if Tenant is a corporation, limited liability company, partnership or similar entity, and the entity which owns or controls a majority of the voting shares/rights at the time changes for any reason (including but not limited to a merger, consolidation or reorganization), such change of ownership or control shall constitute a Transfer. The foregoing shall not apply so long as Tenant is an entity whose outstanding stock is listed on a nationally recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed.

         E. Tenant may assign its entire interest under this Lease or sublet the Premises to any entity controlling or controlled by or under common control with Tenant or to any successor to Tenant by purchase, merger, consolidation or reorganization (hereinafter, collectively, referred to as "PERMITTED TRANSFER") without the consent of Landlord, provided: (1) Tenant is not in default under this Lease; (2) if such proposed transferee is a successor to Tenant by purchase, said proposed transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed transferee shall acquire all or substantially all of the stock or assets of Tenant's business or, if such proposed transferee is a successor to Tenant by merger, consolidation or reorganization, the continuing or surviving corporation shall own all or substantially all of the assets of Tenant;
         (3) such proposed transferee shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization as evidenced to Landlord's reasonable satisfaction; (4) such proposed transferee operates the business in the Premises for the Permitted Use and no other purpose; and (5) Tenant shall give Landlord written notice at least thirty (30) days prior to the effective date of the proposed purchase, merger, consolidation or reorganization.

         F. Tenant agrees that in the event Landlord withholds its consent to any Transfer contrary to the provisions of this Section 13, Tenant's sole remedy shall be to seek an injunction in equity or compel performance by Landlord to give its consent and Tenant expressly waives any right to damages in the event of such withholding by Landlord of its consent.

14. MECHANIC'S LIENS. Tenant will not permit any mechanic's liens or other liens to be placed upon the Premises, the Building, or the Property and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, the Building, or the Property or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's or other liens against the Premises, the Building, or the Property. In the event any such lien is attached to the Premises, the Building, or the Property, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes including, but not limited to, reasonable attorneys' fees, shall be paid by Tenant to Landlord promptly on demand as Additional Rent. Tenant shall within ten (10) days of receiving such notice of lien or claim (a) have such lien or claim released or (b) deliver to Landlord a bond in form, content, amount and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnities against all costs and liabilities resulting from such lien or claim and the foreclosure or attempted foreclosure thereof. Tenant's failure to comply with the provisions of the foregoing sentence shall be deemed an Event of Default under Section 22 hereof entitling Landlord to exercise all of its remedies therefor without the requirement of any additional notice or cure period.

15. INSURANCE.

         A. Landlord shall maintain such insurance on the Building and the Premises (other than on Tenant's Property or on any additional improvements constructed in the Premises by Tenant), and such liability insurance in such amounts as Landlord elects. The cost of such insurance shall be included as a part of the Basic Costs, and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear.

         B. Tenant shall maintain at its expense, (1) in an amount equal to full replacement cost, special form (formerly known as all risk) property insurance on all of its personal property, including removable trade fixtures and leasehold and tenant improvements, and Tenant's Property located in the

         Premises and in such additional amounts as are required to meet Tenant's obligations pursuant to Section 18 hereof and with deductibles in an amount reasonably satisfactory to Landlord, and (ii) a policy or policies of commercial general liability insurance (including endorsement or separate policy for owned or non-owned automobile liability) with respect to its activities in the Building and on the Property, with the premiums thereon fully paid on or before the due date, in an amount of not less than $2,000,000 per occurrence per person coverage for bodily injury, property damage, personal injury or combination thereof (the term "personal injury" as used herein means, without limitation, false arrest, detention or imprisonment, malicious prosecution, wrongful entry, liable and slander), provided that if only single limit coverage is available it shall be for at least $2,000,000 per occurrence with an umbrella policy of at least $5,000,000 combined single limit per occurrence. Tenant's insurance policies shall name Landlord and Building Manager as additional insureds and shall include coverage for the contractual liability of Tenant to indemnify Landlord and Building Manager pursuant to Section 16 of this Lease and shall have deductibles in an amount reasonably satisfactory to Landlord. Prior to Tenant's taking possession of the Premises, Tenant shall furnish evidence satisfactory to Landlord of the maintenance and timely renewal of such insurance, and Tenant shall obtain and deliver to Landlord a written obligation on the part of each insurer to notify Landlord at least thirty (30) days prior to the modification, cancellation or expiration of such insurance policies. In the event Tenant shall not have delivered to Landlord a policy or certificate evidencing such insurance at least thirty (30) days prior to the expiration date of each expiring policy, Landlord may obtain such insurance as Landlord may reasonably require to protect Landlord's interest (which obtaining of insurance shall not be deemed to be a waiver of Tenant's default hereunder). The cost to Landlord of obtaining such policies, plus an administrative fee in tile amount of fifteen percent (15%) of the cost of such policies shall be paid by Tenant to Landlord as Additional Rent upon demand.

         C. The insurance requirements set forth in this Section 15 are independent of the waiver, indemnification, and other obligations under this Lease and will not be construed or interpreted in any way to restrict, limit or modify the waiver, indemnification and other obligations or to in any way limit any party's liability under this Lease. In addition to the requirements set forth in Sections 15 and 16, the insurance required of Tenant under this Lease must be issued by an insurance company with a rating of no less than A-VIII in the current Best's Insurance Guide, or A- in the current Standard & Poor Insurance Solvency Review, or in that is otherwise acceptable to Landlord, and admitted to engage in the business of insurance in the state in which the Building is located; be primary insurance for all claims under it and provide that any insurance carried by Landlord and Landlord's lenders is strictly excess, secondary and noncontributing with any insurance carried by Tenant; and provide that insurance may not be cancelled, nonrenewed or the subject of material change in coverage of available limits of coverage, except upon thirty (30) days prior written notice to Landlord and Landlord's lenders. Tenant will deliver either a duplicate original or a legally enforceable certificate of insurance on all policies procured by Tenant in compliance with Tenant's obligations under this Lease, together with evidence satisfactory to Landlord of the payment of the premiums therefor, to Landlord on or before the date Tenant first occupies any portion of the Premises, at least thirty (30) days before the expiration date of any policy and upon the renewal of any policy. Landlord must give its prior written approval to all deductibles and self-insured retentions under Tenant's policies. Tenant may comply with its insurance coverage requirements through a blanket policy, provided Tenant, at Tenant's sole expense, procures a "per location" endorsement, or equivalent reasonably acceptable to Landlord, so that the general aggregate and other limits apply separately and specifically to the Premises.

         D. If Tenant's business operations, conduct or use of the Premises or any other part of the Property causes an increase in the premium for any insurance policy carried by Landlord, Tenant will, within THIRTY
         (30) days after receipt of notice from Landlord, reimburse Landlord for the entire increase.

         E. Neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any personal injury or loss or damage to any of the property of Landlord or Tenant, as the case may be, with respect to their respective property, the Building, the Property or the Premises or any addition or improvements thereto, or any contents therein, to the extent covered by insurance carried or required to be carried by a party hereto even though such loss might have been occasioned by the negligence or willful acts or omissions of the Landlord or Tenant or their respective employees, agents, contractors or invitees. Since this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give each insurance company which has issued, or on the future may issue, policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver. For the purpose of the foregoing waiver, the amount of any deductible applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible relates. In the event that Tenant is permitted to and self-insures any risk for which insurance is required to be carried under this Lease, or if Tenant fails to carry any insurance required to be carried by Tenant pursuant to this Lease, then all loss or damage to Tenant, its leasehold interest, its business, its property, the Premises or any additions or improvements thereto or contents thereof shall be deemed covered by and recoverable by Tenant under valid and collectible policies of insurance. Notwithstanding anything to the contrary herein, Landlord shall not be liable to the Tenant or any insurance company (by way of subrogation or otherwise) insuring the Tenant for any loss or damage to any property, or bodily injury or personal injury or any resulting loss of income or losses from worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of Landlord, its agents or employees, or Building Manager, if any such loss or damage was required to be covered by insurance pursuant to this Lease.

16. INDEMNITY. TO THE EXTENT NOT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD nor Building Manager nor any of their respective officers, directors, employees, members, managers, or agents shall be liable to Tenant, or to Tenant's agents, servants, employees, customers, licensees, or invitees for any injury to person or damage to property caused by any act, omission, or neglect of Tenant, its agents, servants, employees, customers, invitees, licensees or by any other person entering the Building or upon the Property under the invitation of Tenant or arising out of the use of the Property, Building or Premises by Tenant and the conduct of its business or out of a default by Tenant in the performance of its obligations hereunder. TO THE EXTENT NOT EXPRESSLY PROHIBITED BY LAW, LANDLORD AND TENANT EACH (IN EITHER CASE, THE "INDEMNITOR") AGREE TO HOLD HARMLESS AND INDEMNIFY THE OTHER AND THE OTHER'S AGENTS, PARTNERS, SHAREHOLDERS, OFFICERS, DIRECTORS, BENEFICIARIES AND EMPLOYEES (COLLECTIVELY, THE "INDEMNITEES") FROM ANY LOSSES, DAMAGES, JUDGMENTS, CLAIMS, EXPENSES, COSTS AND LIABILITIES IMPOSED UPON OR INCURRED BY OR ASSERTED AGAINST THE INDEMNITEES, INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES, FOR DEATH OR INJURY TO THIRD PARTIES OTHER THAN INDEMNITEES THAT MAY ARISE FROM WILLFULL MISCONDUCT OF INDEMNITOR OR ANY OF INDEMNITOR'S AGENTS, PARTNERS OR EMPLOYEES. SUCH THIRD PARTIES SHALL NOT BE DEEMED THIRD PARTY BENEFICIARIES OF THIS AGREEMENT. IN CASE ANY ACTION, SUIT OR PROCEEDING IS BROUGHT AGAINST ANY OF THE INDEMNITEES BY REASON OF ANY SUCH ACT OF INDEMNITOR OR ANY OF INDEMNITOR'S AGENTS OR EMPLOYEES, THEN INDEMNITOR WILL, AT INDEMNITOR'S EXPENSE AND AT THE OPTION OF SAID INDEMNITEES, BY COUNSEL REASONABLY APPROVED BY SAID INDEMNITEES, RESIST AND DEFEND SUCH ACTION, SUIT OR PROCEEDING. Such indemnity for the benefit of Indemnitees shall be enforceable even if Indemnitees, or any one or more of them have or has caused or participated in causing such liability and claims by their joint or concurrent acts, negligent or intentional, or otherwise. Notwithstanding the terms of this Lease to the contrary, the terms of this Section shall survive the expiration or earlier termination of this Lease.

17. DAMAGES FROM CERTAIN CAUSES. To the extent not expressly prohibited by law, Landlord shall not be liable to Tenant or Tenant's employees, contractors, agents, invitees or customers, for any injury to person or damage to property sustained by Tenant or any such party or any other person claiming through Tenant resulting from any accident or occurrence in the Premises or any other portion of the Building caused by the Premises or any other portion of the Building becoming out of repair or by defect in or failure of equipment, pipes, or wiring, or by broken glass, or by the backing up of drains, or by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises (except where due to Landlord's willful failure to make repairs required to be made pursuant to other provisions of this Lease, after the expiration of a reasonable time after written notice to Landlord of the need for such repairs), nor shall Landlord be liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of other tenants of the Building or of any other persons whomsoever, including, but not limited to riot, strike, insurrection, war, court order, requisition, order of any governmental body or authority, acts of God, fire or theft.

18. CASUALTY DAMAGE. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged by such casualty) or in the event there is less than two (2) years of the Lease Term remaining or in the event Landlord's mortgagee should require that the insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or in the event of any material uninsured loss to the Building, Landlord may, at its option, terminate this Lease, by notifying Tenant in writing of such termination within SIXTY (60) days after the date of such casualty. If Landlord does not thus elect to terminate this Lease, Landlord shall commence and proceed with reasonable diligence to restore the Building, and the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement attached hereto as EXHIBIT E (except that Landlord shall not be responsible for delays not within the control of Landlord) to substantially the same condition in which it was immediately prior to the happening of the casualty. Notwithstanding the foregoing, Landlord's obligation to restore the Building, and the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement, shall not require Landlord to expend for such repair and restoration work more than the insurance proceeds actually received by the Landlord as a result of the casualty and Landlord's obligation to restore shall be further limited so that Landlord shall not be required to expend for the repair and restoration of the improvements located within the Premises, if any, for which Landlord had financial responsibility pursuant to the Work Letter Agreement, more than the dollar amount of the Allowance, if any, described in the Work Letter Agreement. When the repairs described in the preceding two sentences have been completed by Landlord, Tenant shall complete the restoration of all improvements, including furniture, fixtures and equipment, which are necessary to permit Tenant's reoccupancy of the Premises. Except as set forth above, all cost and expense of reconstructing the Premises shall be borne by Tenant, and Tenant shall present Landlord with evidence satisfactory to Landlord of Tenant's ability to pay such costs prior to Landlord's commencement of repair and restoration of the Premises. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair diminution of Rent during the time and to the extent the Premises are unfit for occupancy. If the Premises or any other portion of the Property is damaged by fire or other casualty resulting from the fault or negligence of Tenant or any of Tenant's agents, employees, or invitees, the rent hereunder shall not be diminished during the repair of such damage and Tenant shall be liable to Landlord for the cost of the repair and restoration of the Property caused thereby to the extent such cost and expense is not covered by insurance proceeds.

NOTWITHSTANDING ANYTHING IN THIS ARTICLE 18 TO THE CONTRARY, IF ALL OR ANY PORTION OF THE PREMISES SHALL BE MADE UNTENANTABLE BY A FIRE OR OTHER CASUALTY, LANDLORD SHALL WITH REASONABLE PROMPTNESS, CAUSE AN ARCHITECT OR GENERAL CONTRACTOR SELECTED BY LANDLORD TO ESTIMATE

THE AMOUNT OF TIME REQUIRED TO SUBSTANTIALLY COMPLETE REPAIR AND RESTORATION OF THE PREMISES AND MAKE THE PREMISES TENANTABLE AGAIN, USING STANDARD WORKING METHODS (THE "COMPLETION ESTIMATE"). IF THE COMPLETION ESTIMATE INDICATES THAT THE PREMISES CANNOT BE MADE TENANTABLE WITHIN TWELVE (12) MONTHS FROM THE DATE THE REPAIR AND RESTORATION IS STARTED, EITHER PARTY SHALL HAVE THE RIGHT TO TERMINATE THIS LEASE BY GIVING WRITTEN NOTICE TO THE OTHER OF SUCH ELECTION WITHIN TEN (10) DAYS AFTER ITS RECEIPT OF THE COMPLETION ESTIMATE. TENANT, HOWEVER, SHALL NOT HAVE THE RIGHT TO TERMINATE THIS LEASE IN THE EVENT THAT THE FIRE OR CASUALTY IN QUESTION WAS CAUSED BY THE NEGLIGENCE OR INTENTIONAL MISCONDUCT OF TENANT. IF THE COMPLETION ESTIMATE INDICATES THAT THE PREMISES CAN BE MADE TENANTABLE WITHIN TWELVE (12) MONTHS FROM THE DATE THE REPAIR AND RESTORATION IS STARTED AND LANDLORD HAS NOT OTHERWISE EXERCISED ITS RIGHT TO TERMINATE THE LEASE PURSUANT TO THE TERMS HEREOF, OR IF THE COMPLETION ESTIMATE INDICATES THAT THE PREMISES CANNOT BE MADE TENANTABLE WITHIN TWELVE (12) MONTHS, BUT NEITHER PARTY TERMINATES THIS LEASE PURSUANT TO THIS ARTICLE 18, LANDLORD SHALL PROCEED WITH REASONABLE PROMPTNESS TO REPAIR AND RESTORE THE PREMISES.

19. CONDEMNATION. If the whole or any substantial part of the Premises or if the Building or any portion thereof which would leave the remainder of the Building unsuitable for use as an office building comparable to its use on the Commencement Date, or if the land on which the Building is located or any material portion thereof, shall be taken or condemned for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof, then Landlord may, at its option, terminate this Lease and the rent shall be abated during the unexpired portion of this Lease, effective when the physical taking of said Premises or said portion of the Building or land shall occur. In the event this Lease is not terminated, the rent for any portion of the Premises so taken or condemned shall be abated during the unexpired term of this Lease effective when the physical taking of said portion of the Premises shall occur. All compensation awarded for any such taking or condemnation, or sale proceeds in lieu thereof, shall be the property of Landlord, and Tenant shall have no claim thereto, the same being hereby expressly waived by Tenant, except for any portions of such award or proceeds which are specifically allocated by the condemning or purchasing party for the taking of or damage to trade fixtures of Tenant, which Tenant specifically reserves to itself.

20. HAZARDOUS SUBSTANCES.

         A. Tenant hereby represents and covenants to Landlord the following: No toxic or hazardous substances or wastes, pollutants or contaminants (including, without limitation, asbestos, urea formaldehyde, the group of organic compounds known as polychlorinated biphenyls, petroleum products including gasoline, fuel oil, crude oil and various constituents of such products, radon, and any hazardous substance as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601-9657, as amended ("CERCLA") (collectively, "ENVIRONMENTAL POLLUTANTS") other than customary office supplies and cleaning supplies stored and handled within the Premises in accordance with all applicable laws, will be generated, treated, stored, released or disposed of, or otherwise placed, deposited in or located on the Property, and no activity shall be taken on the Property, by Tenant, its agents, employees, invitees or contractors, that would cause or contribute to (i) the Property or any part thereof to become a generation, treatment, storage or disposal facility within the meaning of or otherwise bring the Property within the ambit of the Resource Conservation and Recovery Act of 1976 ("RCRA"), 42 U.S.C. 5901 et. seq., or any similar state law or local ordinance, (ii) a release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants, from the Property or any part thereof within the meaning of, or otherwise result in liability in connection with the Property within the ambit of CERCLA, or any similar state law or local ordinance, or (iii) the discharge of pollutants or effluents into any water source or system, the dredging or filling of any waters, or the discharge into the air of any emissions, that would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. 1251 et. seq., or the Clean Air Act, 42 U.S.C. 7401 et. seq., or any similar state law or local ordinance.

         B. Tenant agrees to indemnify and hold Indemnitees (as defined in Section 16) harmless from and against and to reimburse Indemnitees with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Landlord at any time and from time-to-time by reason of or arising out of the breach of any representation or covenant contained in Section 20.A above.

         C. Tenant shall immediately notify Landlord in writing of any release or threatened release of toxic or hazardous wastes or substances, pollutants or contaminants of which Tenant has knowledge whether or not the release is in quantities that would require under law the reporting of such release to a governmental or regulatory agency.

         D. Tenant shall also immediately notify Landlord in writing of, and shall contemporaneously provide Landlord with a copy of:

                  (1) Any written notice of release of hazardous wastes or substances, pollutants or contaminants on the Property that is provided by Tenant or any subtenant or other occupant if the Premises to a governmental or regulatory agency;

                  (2) Any notice of a violation, or a potential or alleged violation, of any Environmental Law (hereinafter defined) that is received by Tenant or any subtenant or other occupant of the Premises from any governmental or regulatory agency;


                  (3) Any inquiry, investigation, enforcement, cleanup, removal, or other action that is instituted or threatened by a governmental or regulatory agency against Tenant or any subtenant or other occupant of the Premises and that relates to the release or discharge of hazardous wastes or substances, pollutants or contaminants on or from the Property;

                  (4) Any claim that is instituted or threatened by any third-party against Tenant or any subtenant or other occupant of the Premises and that relates to any release or discharge of hazardous wastes or substances, pollutants or contaminants on or from the Property; and

                  (5) Any notice of the loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises.

         E. OTHER THAN AS EXPRESSLY SET FORTH IN THAT CERTAIN PHASE I ENVIRONMENTAL REPORT (A COPY OF WHICH WILL BE PROVIDED FOR TENANT'S REVIEW AT THE OFFICES OF LANDLORD DURING NORMAL BUSINESS HOURS), LANDLORD HAS NO ACTUAL KNOWLEDGE OF THE RELEASE OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES WITHIN THE BUILDING AND, EXCEPT FOR DE MINIMIS AMOUNTS, LANDLORD SHALL NOT CAUSE OR PERMIT ANY ENVIRONMENTAL POLLUTANTS TO BE USED, STORED, GENERATED OR DISPOSED OF ON, IN OR ABOUT THE BUILDING IN VIOLATION OF ANY APPLICABLE ENVIRONMENTAL LAWS. LANDLORD AGREES TO INDEMNIFY, DEFEND AND HOLD TENANT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, FINES, JUDGMENTS, PENALTIES, COSTS, EXPENSES, LIABILITIES OR LOSSES ARISING FROM ANY GOVERNMENTAL ENTITY OR OTHER THIRD PARTY SEEKING TO ENFORCE AGAINST TENANT OR SEEKING DAMAGES FROM TENANT, OR SEEKING TO JOIN TENANT IN ANY LEGAL ACTION

         PERTAINING TO THE VIOLATION BY LANDLORD OF ANY ENVIRONMENTAL LAW(S). THE INDEMNITY SET FORTH IN THIS SECTION 20.E SHALL NOT BE BINDING UPON ANY MORTGAGEE OF LANDLORD AND TENANT SHALL LOOK SOLELY TO THE RESPECTIVE LANDLORD WHEN SUCH LANDLORD IS FINALLY HELD TO HAVE VIOLATED THE ENVIRONMENTAL LAW AS SET FORTH ABOVE. NEITHER THE PREDECESSOR IN INTEREST NOR THE SUCCESSOR IN INTEREST TO SUCH LANDLORD SHALL BE LIABLE TO TENANT FOR THIS INDEMNITY.

         F. TO THE EXTENT THAT EITHER LANDLORD OR TENANT (INCLUSIVE OF THEIR RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS, SERVANTS, CONCESSIONAIRES, LICENSEES, OR INVITEES) IS FINALLY HELD BY A COURT OF COMPETENT JURISDICTION TO BE PARTIALLY AT FAULT FOR ANY CLAIM FOR WHICH AN INDEMNITY OBLIGATION ARISES HEREUNDER, THEN NEITHER LANDLORD NOR TENANT AS AGAINST EACH OTHER SHALL INDEMNIFY, DEFEND OR HOLD THE OTHER HARMLESS AND EACH PARTY SHALL BE LIABLE ONLY TO THE EXTENT OF THE PERCENTAGE OF ITS OWN FAULT AS FINALLY HELD BY THE COURT OF COMPETENT JURISDICTION.

         G. As used herein "Environmental Laws" mean all present and future federal, state and municipal laws, ordinances, rules and regulations applicable to environmental and ecological conditions, and the rules and regulations of the U.S. Environmental Protection Agency, and any other federal, state or municipal agency, or governmental board or entity relating to environmental matters.

21. AMERICANS WITH DISABILITIES ACT - Tenant agrees to comply with all requirements of the Americans with Disabilities Act (Public Law (July 26, 1990) ("ADA") applicable to the Premises and such other current acts or other subsequent acts, (whether federal or state) addressing like issues as are enacted or amended. Tenant agrees to indemnify and hold Landlord harmless from any and all expenses, liabilities, costs or damages suffered by Landlord as a result of additional obligations which may be imposed on the Building or the Property under of such acts by virtue of Tenant's operations and/or occupancy. Tenant acknowledges that it will be wholly responsible for any provision of the Lease which could arguably be construed as authorizing a violation of the ADA. Any such provision shall be interpreted in a manner which permits compliance with the ADA and is hereby amended to permit such compliance.

22. EVENTS OF DEFAULT

         A. The following events shall be deemed to be "EVENTS OF DEFAULT" under this Lease:

                  (1) Tenant shall fail to pay when due any Base Rent, Additional Rent or other amount payable by Tenant to Landlord under this Lease (hereinafter sometimes referred to as a "MONETARY DEFAULT").

                  (2) Any failure by Tenant (other than a Monetary Default) to comply with any term, provision or covenant of this Lease, which failure is not cured within thirty
                           (30) days after delivery to Tenant of notice of the occurrence of such failure provided, however, that if the term, condition, covenant or obligation to be performed by Tenant is of such nature that the same cannot reasonably be performed within such thirty-day period, such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same, and in fact, completes same within sixty (60) days after notice.

                  (3) Any failure by Tenant to observe or perform any of the covenants with respect to (a) assignment and subletting set forth in Section 13, (b) mechanic's liens set forth in Section 14, or (c) insurance set forth in Section 15.

                  (4)      Tenant or any Guarantor shall (a) become insolvent,
                           (b) make a transfer in fraud of creditors (c) make an assignment for the benefit of creditors, (d) admit in writing its inability to pay its debts as they become due, (e) file a petition under any section or chapter of the United States Bankruptcy Code, as amended, pertaining to bankruptcy, or under any similar law or statute of the United States or any State thereof, or Tenant or any Guarantor shall be adjudged bankrupt or insolvent in proceedings filed against Tenant or any Guarantor thereunder; or a petition or answer proposing the adjudication of Tenant or any Guarantor as a bankrupt or its reorganization under any present or future federal or state bankruptcy or similar law shall be filed in any court and such petition or answer shall not be discharged or denied within sixty
                           (60) days after the filing thereof

                  (5) A receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any Guarantor or of the Premises or of any of Tenant's property located thereon in any proceeding brought by Tenant or any Guarantor, or any such receiver or trustee shall be appointed in any proceeding brought against Tenant or any Guarantor and shall not be discharged within sixty (60) days after such appointment or Tenant or such Guarantor shall consent to or acquiesce in such appointment.

                  (6) The leasehold estate hereunder shall be taken on execution or other process of law in any action against Tenant.

                  (7) Tenant shall, WITHOUT WRITTEN NOTICE TO LANDLORD, abandon or vacate any substantial portion of the Premises.

                  (8) Tenant shall fail to take possession of and occupy the Premises within thirty (30) days following the Commencement Date and thereafter continuously conduct its operations in the Premises for the Permitted Use as set forth in Section 4 hereof.

                  (9) The liquidation, termination, dissolution, forfeiture of right to do business or death of Tenant or any Guarantor.

23. REMEDIES.

         A. Upon the occurrence of any Event of Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or equity, any one or more of which may be exercised without further notice to or demand upon Tenant and which may be pursued successively or cumulatively as Landlord may elect:

                  (1) Landlord may re-enter the Premises and cure any default of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as Additional Rent for any cost and expenses which Landlord may incur to cure such default; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action, regardless of whether caused by Landlord's negligence or otherwise.

                  (2) Landlord may terminate this Lease by giving to Tenant notice of Landlord's election to do so, in which event the Term shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;

                  (3) Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant's right to possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and

                  (4) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this lease.

         Landlord shall not be required to serve Tenant with any notices or demands as a prerequisite to its exercise of any of its rights or remedies under this Lease, other than those notices and demands specifically required under this Lease. TENANT EXPRESSLY WAIVES THE SERVICE OF ANY STATUTORY DEMAND OR NOTICE WHICH IS A PREREQUISITE TO LANDLORD'S COMMENCEMENT OF EVICTION PROCEEDINGS AGAINST TENANT, INCLUDING THE DEMANDS AND NOTICES SPECIFIED IN SECTIONS 13-40-104, 13-40-106 AND 13-40-107 OF THE COLORADO REVISED STATUTES (1973). TENANT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LAWSUIT BROUGHT BY LANDLORD TO RECOVER POSSESSION OF THE PREMISES FOLLOWING LANDLORD'S TERMINATION OF THIS LEASE PURSUANT TO SECTION 23A(2) OR THE RIGHT OF TENANT TO POSSESSION OF THE PREMISES PURSUANT TO SECTION 23A(3) AND ON ANY CLAIM FOR DELINQUENT RENT WHICH LANDLORD MAY JOIN IN ITS LAWSUIT TO RECOVER POSSESSION.

         B. If Landlord exercises either of the remedies provided in Sections 23.A.(2) or 23.A.(3), Tenant shall surrender possession and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with process of law, full and complete license to do so being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary to the extent allowed by law, without being deemed guilty in any manner of trespass, eviction or forcible entry and detainer and without relinquishing Landlord's right to Rent or any other right given to Landlord hereunder or by operation of law.

         C. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant's obligation to pay Rent hereunder for the full Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent, Additional Rent and any other sums accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord may relet the Premises or any part thereof for the account of Tenant for such rent, for such time (which may be for a term extending beyond the Term) and upon such terms as Landlord shall determine and may collect the rents from such reletting. Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable and in connection therewith change the locks to the Premises, and Tenant upon demand shall pay the cost of all of the foregoing together with Landlord's expenses of reletting. The rents from any such reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder, and the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely, and in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum (including Base Rent and Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Event of Default occurred. No such reentry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord's part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, and Landlord, at any time and from time to time, may sue and recover judgment for any deficiencies remaining after the application of the proceeds of any such reletting.

         D. If this Lease is terminated by Landlord pursuant to Section 23.A.(2), Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including without limitation court costs and attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder, and, in addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (i) the unamortized portion of any concessions offered by Landlord to Tenant in connection with this Lease, including without limitation Landlord's contribution to the cost of tenant improvements and alterations, if any, installed by either Landlord or Tenant pursuant to this Lease or any work letter in connection with this Lease, (ii) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate rents which would have been payable after the termination date had this Lease not been terminated, including, without limitation, Base Rent at the annual rate or respective annual rates for the remainder of the Term provided for in this Lease and the amount projected by Landlord to represent Additional Rent for the remainder of the Term over the then present value of the then aggregate fair rent value of the Premises for the balance of the Term, such present worth to be computed in each case on the basis of a ten percent (10%) per annum discount from the respective dates upon which such Rents would have been payable hereunder had this Lease not been terminated, and
         (iii) any damages in addition thereto, including without limitation reasonable attorneys' fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent.

         E. Landlord shall use commercially reasonable efforts to mitigate any damages resulting from an Event of Default by Tenant under this Lease. Landlord's obligation to mitigate damages after an Event of Default by Tenant under this Lease shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a "SUBSTITUTE TENANT") in accordance with the following criteria:

                  (1) Landlord shall have no obligations to solicit or entertain negotiations with any other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant;

                  (2) Landlord shall not be obligated to lease or show the Premises, on a priority basis, offer the Premises to a prospective tenant when other premises in the Building suitable for that prospective tenant's use are (or soon will be) available;

                  (3) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a Rent less than the current fair market Rent then prevailing for similar uses in comparable buildings in the same market area as the Building, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord's then current leasing policies for comparable space in the Building;

                  (4) Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would:

                           (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the Building;

                           (ii) adversely affect the reputation of the Building; or

                           (iii) be incompatible with the operation of the Building as an office building;

                  (5) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord's reasonable opinion, sufficient financial resources to operate the Premises in a first class manner; and

                  (6) Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a proposed Substitute Tenant unless:

                           (i) Tenant pays any such sum to Landlord in advance of Landlord's execution of a lease with such tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant's default under this Lease); or

                           (ii)     Landlord, in Landlord's reasonable
                                    discretion, determines that any such
                                    expenditure is financially justified in
                                    connection with entering into any such
                                    substitute lease.

         F. All property of Tenant removed from the Premises by Landlord pursuant to any provision of this Lease or applicable law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall not be responsible in any event for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord with respect to such removal and storage so long as the same is in Landlord's possession or under Landlord's control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term or the termination of Tenant's right to possession of the Premises, however terminated, at Landlord's option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

         G. Tenant hereby grants to Landlord a first lien upon the interest of Tenant under this Lease to secure the payment of moneys due under this Lease, which lien may be enforced in equity, and Landlord shall be entitled as a matter of right to have a receiver appointed to take possession of the Premises and relet the same under order of court.

         H. If Tenant is adjudged bankrupt, or a trustee in bankruptcy is appointed for Tenant, Landlord and Tenant, to the extent permitted by law, agree to request that the trustee in bankruptcy determine within sixty (60) days thereafter whether to assume or to reject this Lease.

         I. The receipt by Landlord of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this lease. The acceptance by Landlord of rent hereunder shall not be construed to be a waiver of any breach by Tenant of any term, covenant or condition of this Lease. No act or omission by Landlord or its employees or agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

         J. In the event of any litigation between Tenant and Landlord to enforce any provision of this Lease or any right of either party hereto, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorney's fees, incurred therein. Furthermore, if Landlord, without fault, is made a party to any litigation instituted by or against Tenant, Tenant shall indemnify Landlord against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney's fees, incurred by it in connection therewith. If Tenant, without fault, is made party to any litigation instituted by or against Landlord, Landlord shall indemnify Tenant against, and protect, defend, and save it harmless from, all costs and expenses, including reasonable attorney's fees, incurred by it in connection therewith.

24. NO WAIVER. Failure of Landlord to declare any default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of such default, nor shall it constitute an estoppel against Landlord but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Failure by Landlord to enforce its rights with respect to any one default shall not constitute a waiver of its rights with respect to any subsequent default.

25. PEACEFUL ENJOYMENT. Tenant shall, and may peacefully have, hold, and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and timely performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord's interest hereunder.

26. INTENTIONALLY DELETED.

27. HOLDING OVER. In the event of holding over by Tenant after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to
Section 23.A(3) hereof, occupancy of the Premises subsequent to such termination or expiration shall be that of a tenancy at sufferance and in no event for month-to-month or year-to-year. Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to ONE AND ONE HALF the sum (or 150%) of (a) the greater of then current market rate, or (b) the Base Rent and Additional Rent which would have been applicable had the Lease Term continued through the period of such holding over by Tenant. No holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Lease Term shall be construed to extend the Lease Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise unless Landlord has sent written notice to Tenant that Landlord has elected to extend the Lease Term. In addition to the obligation to pay the amounts set forth above during any such holdover period, Tenant shall also be liable to Landlord for all damages, including, without limitation, any consequential damages, which Landlord may suffer by reason of any holding over by Tenant and Tenant shall also indemnify Landlord against any and all claims made by any other tenant or prospective tenant against Landlord for delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

28. SUBORDINATION TO MORTGAGE/ESTOPPEL CERTIFICATE. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust or other lien presently existing or hereafter arising upon the Premises, or upon the Building and/or the Property and to any renewals, modifications, refinancings and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. The provisions of the foregoing sentence shall be self-operative and no further instrument of subordination shall be required. However, Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, or the Building and/or the Property and Tenant agrees within ten (10) days after demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. The terms of this Lease are subject to approval by the Landlord's existing lender(s) and any lender(s) who, at the time of the execution of this Lease, have committed or are considering committing to Landlord to make a loan secured by all or any portion of the Property, and such approval is a condition precedent to Landlord's obligations hereunder. In the event that Tenant should fail to execute any subordination or other agreement required by this Section promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest in Landlord and is accordingly irrevocable. Tenant agrees that it will from time-to-time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require. Tenant agrees periodically to furnish within ten (10) days after so requested by Landlord, ground lessor or the holder of any deed of trust, mortgage or security agreement covering the Building, the Property, or any interest of Landlord therein, a certificate signed by Tenant certifying (a) that this Lease is in full force and effect and unmodified (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) as to the Commencement Date and the date through which Base Rent and Tenant's Additional Rent have been paid, (c) that Tenant has accepted possession of the Premises and that any improvements required by the terms of this Lease to be made by Landlord have been completed to the satisfaction of Tenant, (d) that except as stated in the certificate no rent has been paid more than thirty (30) days in advance of its due date, (e) that the address for notices to be sent to Tenant is as set forth in this Lease (or has been changed by notice duly given and is as set forth in the certificate), (f) that except as stated in the certificate, Tenant, as of the date of such certificate, has no charge, lien, or claim of offset against rent due or to become due, (g) that except as stated in the certificate, Landlord is not then in default under this Lease, (h) as to the amount of the Approximate Rentable Area of the Premises then occupied by Tenant, (i) that there are no renewal or extension options, purchase options, rights of first refusal or the like in favor of Tenant except as set forth in this Lease, (j) the amount and nature of accounts payable to Landlord under terms of this Lease, and (k) as to such other matters as may be requested by Landlord or ground lessor or the holder of any such deed of trust, mortgage or security agreement. Any such certificate may be relied upon by any ground lessor, prospective purchaser, secured party, mortgagee or any beneficiary under any mortgage, deed of trust on the Building or the Property or any part thereof or interest of Landlord therein.

29. NOTICE. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or mailed by Registered or Certified mail, postage prepaid, or sent by a nationally recognized overnight delivery service to the party who is to receive such notice at the address specified in Section 1.Y. of this Lease. When so mailed, the notice shall be deemed to have been given two (2) business days after the date it was mailed. When sent by overnight delivery service, the notice shall be deemed to have been given on the next business day after deposit with such overnight delivery service. The address specified in Section 1.Y. of this Lease may be changed from time to time by giving written notice thereof to the other party.

30. LANDLORD'S LIEN. In addition to any statutory lien for rent in Landlord's favor, Landlord (the secured party for purposes hereof) shall have and Tenant (the debtor for purposes hereof) hereby grants to Landlord, a continuing security interest for all Base Rent, Additional Rent and other sums of money becoming due hereunder from Tenant, upon all goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property of Tenant situated on the Premises subject to this Lease and such property shall not be removed therefrom without the consent of Landlord until all arrearages in Rent as well as any and all sums of money then due to Landlord hereunder shall first have been paid and discharged. In the event of a default under this Lease, landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Section at public or private sale upon ten (10) days notice to Tenant which notice Tenant hereby agrees is adequate and reasonable. Tenant hereby agrees to execute such other instruments necessary or desirable in Landlord's discretion to perfect the security interest hereby created. Any statutory lien for Rent in not hereby waived, the express contractual lien herein being granted in addition and supplementary thereto. Tenant warrants and represents that the collateral subject to the security interest granted herein is not purchased or used by Tenant for personal, family or household purposes. Tenant further warrants and represents that the lien granted herein constitutes a first and superior lien and the Tenant will not allow the placing of any other lien upon the property described in this Section without the prior written consent of Landlord.

31. SURRENDER OF PREMISES. Upon the termination, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of the Lease, Tenant will at once surrender possession and vacate the Premises, together with all Leasehold Improvements (except those Leasehold Improvements Tenant is required to remove pursuant to Section 8 hereof), to Landlord in good condition and repair, ordinary wear and tear excepted; conditions existing because of Tenant's failure to perform maintenance, repairs or replacements as required of Tenant under this Lease shall not be deemed "reasonable wear and tear." Tenant shall surrender to Landlord all keys to the Premises and make known to Landlord the explanation of all combination locks which Tenant is permitted to leave on the Premises. Subject to the Landlord's rights under Section 23 hereof, if Tenant fails to remove any of Tenant's Property within one (1) day after the termination of this Lease, or Tenant's right to possession hereunder, Landlord, at Tenant's sole cost and expenses, shall be entitled to remove and/or store such Tenant's Property and Landlord shall be in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord, upon demand, any and all reasonable expenses caused by such removal and all storage charges against such property so long as the same shall be in possession of Landlord or under the control of Landlord. In addition, if Tenant fails to remove any Tenant's Property from the Premises or storage, as the case may be, within ten (10) days after written notice from Landlord, Landlord, at its option, may deem all or any part of such Tenant's Property to have been abandoned by Tenant and title thereof shall immediately pass to Landlord under this Lease as by a bill of sale.

32. RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, exercisable without notice, except as provided herein, and without liability to Tenant for damage or injury to property, person or business and without affecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant's obligations under this Lease: (1) upon thirty (30) days prior notice to change the name or street address of the Building; (2) to install and maintain signs on the exterior and interior of the Building; (3) to designate and approve window coverings to present a uniform exterior appearance; (4) to make any decorations, alterations, additions, improvements to the Building or Property, or any part thereof (including, with prior notice, the Premises) which Landlord shall desire, or deem necessary for the safety, protection, preservation or improvement of the Building or Property, or as Landlord may be required to do by law; (5) to have access to the Premises at reasonable hours to perform its duties and obligations, IN ACCORDANCE WITH SECTION 12 and to exercise its rights under this Lease; (6) to retain at all times and to use in appropriate instances, pass keys to all locks within and to the Premises; (7) to REASONABLY approve the weight, size, or location of heavy equipment, or articles within the Premises; (8) to close or restrict access to the Building at all times other than Normal Business Hours subject to Tenant's right to admittance at all times under such regulations as Landlord may prescribe from time to time, or to close (temporarily or permanently) any of the entrances to the Building; provided Landlord shall have the right to restrict or prohibit access to the Building or the Premises at any time Landlord determines it is necessary to do so to minimize the risk of injuries or death to persons or damage to property (9) to change the arrangement and/or location of entrances of passageways, doors and doorways, corridors, elevators, stairs, toilets and public parts of the Building or Property; (10) to regulate access to telephone, electrical and other utility closets in the building and to require use of designated contractors for any work involving access to the same; (11) to grant to anyone the exclusive right to conduct any business or undertaking in the Building provided Landlord's exercise of its rights under this clause 11, shall not be deemed to prohibit Tenant from the operation of its business in the Premises and shall not constitute a constructive eviction.

33. MISCELLANEOUS.

         A. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

         B. Tenant agrees not to record this Lease or any short form, or memorandum hereof.

         C. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the state in which the Building is located.

         D. Events of "FORCE MAJEURE" shall include strikes, riots, acts of God, shortages of materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of Landlord or Tenant, as the case may be. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant (other than the payment of Rent and all other such sums of money as shall become due hereunder), such party shall not be liable or responsible for, there shall be excluded from the computation of such period of time, any delays due to events of Force Majeure.

         E. Except as expressly otherwise herein provided, with respect to all required acts of Tenant, time is of the essence of this Lease.

         F. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Building and Property referred to herein, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

         G. Tenant hereby represents to Landlord that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Landlord and Tenant hereby indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease due to any action of the indemnifying party.

         H. If there is more than one Tenant, or if the Tenant as such is comprised of more than one person or entity, the obligations hereunder imposed upon Tenant shall be joint and several obligations of all such parties. All notices, payments, and agreements given or made by, with or to any one of such persons or entities shall be deemed to have been given or made by, with or to all of them.

         I. The individual signing this Lease on behalf of Tenant represents (1) that such individual is duly authorized to execute or attest and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; (2) that this Lease is binding upon Tenant; (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the state in which the Premises is located.

         J. Tenant acknowledges that the financial capability of Tenant to perform its obligations hereunder is material to Landlord and that Landlord would not enter into this Lease but for its belief, based on its review of Tenant's financial statements, that Tenant is capable of performing such financial obligations. Tenant hereby represents, warrants and certifies to Landlord that its financial statements previously furnished to Landlord were at the time given true and correct in all material respects and that there have been no material subsequent changes thereto as of the date of this Lease.

         K. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Lease Term, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant's obligations accruing prior to the expiration of the Lease Term, and such obligations shall survive any such expiration or other termination of the Lease Term.

         L. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or an option. This Lease shall not be effective until an original of this Lease executed by both Landlord and Tenant and an original Guaranty, if applicable,

         HEREINAFTER REQUIRED. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD TO TENANT FOR ANY DEFAULT BY LANDLORD UNDER THIS LEASE SHALL BE LIMITED TO THE INTEREST OF LANDLORD IN THE BUILDING AND THE PROPERTY AND TENANT AGREES TO LOOK SOLELY TO LANDLORD'S INTEREST IN THE BUILDING AND THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT AGAINST THE LANDLORD, IT BEING INTENDED THAT LANDLORD SHALL NOT BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. TENANT HEREBY COVENANTS THAT, PRIOR TO THE FILING OF ANY SUIT FOR DIRECT AND PROXIMATE DAMAGES, IT SHALL GIVE LANDLORD AND ALL MORTGAGEES WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES OR DEED OF TRUST LIENS ON THE PROPERTY, BUILDING OR PREMISES ("LANDLORD MORTGAGEES") NOTICE AND REASONABLE TIME TO CURE ANY ALLEGED DEFAULT BY LANDLORD.



         THE BOTTOM OF THIS PAGE IS INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the day and year first above written.

WITNESS/ATTEST                          LANDLORD:
                                        MONY/BDP Office I, a Colorado Limited
                                        Liability Company
                                        Transwestern Investment Company,
                                        L.L.C. as Agent

By: /s/ Jeanette Puemo                  By: /s/ Scott A. Tausk

Name: Jeanette Puemo                    Name: Scott A. Tausk

Title: Admin. Associate                 Title: Senior Vice President


WITNESS/ATTEST                          TENANT:

                                        Integrated Information Systems, Inc., a
                                        Delaware Corporation



By: /s/ Glen A. Honig                   By: /s/ Jeffrey Frankel

Name: Glen A. Honig                     Name: Jeffrey Frankel

Title: Associate General Counsel        Title: VP & Corp. Counsel

                                   EXHIBIT A

                        OUTLINE AND LOCATION OF PREMISES

This Exhibit is attached to and made a part of the Lease dated 5/26, 2000 by and between MONY/BDP OFFICE I, A COLORADO LIMITED LIABILITY COMPANY ("LANDLORD") AND INTEGRATED INFORMATION SYSTEMS, INC. A DELAWARE CORPORATION ("TENANT") for space in the Building located at Executive Center One, 11551 East Arapahoe Road,
Suite 150, Englewood, Colorado 80112.



                         [GRAPHIC OF FIRST FLOOR PLAN]

                                   EXHIBIT B

                                LEGAL DESCRIPTION

LOTS 3 OF LINCOLN EXECUTIVE CENTER FILING NO. 1, AS RECORDED ON NOVEMBER 28, 1984 IN BOOK 80 AT PAGES 38-40, COUNTY OF ARAPAHOE, STATE OF COLORADO.

                                    EXHIBIT C

                              RULES AND REGULATIONS

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage associated therewith (if any), the Property and the appurtenances thereto:

1. Sidewalks, entrances, passageways, courts, corridors, vestibules, halls, elevators and stairways in and about the Building shall not be obstructed nor shall objects be placed against glass partitions, doors or windows which would be unsightly from the Building's corridors from the exterior of the Building.

2. Plumbing, fixtures and appliances shall be used for only the purpose for which they were designed and no UNUSUAL foreign substance of any kind whatsoever shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant or its agents, employees or invitees, shall be paid for by Tenant and Landlord shall not in any case be responsible therefor.

3. Any sign, lettering, picture, notice, advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner, and be of such character and style, as Landlord shall approve, in writing in its reasonable discretion. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or door or in a position to be visible from outside the Building. No nails, hooks or screws (except for customary artwork or wall hangings) shall be driven or inserted into any part of the Premises or Building except by Building maintenance personnel, nor shall any part of the Building be defaced or damaged by Tenant.

4. Tenant shall not place any additional lock or locks on any door in the Premises or Building without Landlord's prior written consent. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Landlord to Tenant at the cost of Tenant, and Tenant shall not have any duplicate keys made. All keys and passes shall be returned to Landlord at the expiration or earlier termination of this Lease.

5. Tenant shall refer all contractors, contractors representatives and installation technicians for Landlord for Landlord's supervision, approval and control before the performance of any contractural services. This provision shall apply to all work performed in the Building including, but not limited to installation of telephones, telegraph equipment, electrical devices and attachments, doors, entranceways, and any and all installations of every nature affecting floors, walls, woodwork, window trim, ceilings, equipment and any other physical portion of the Building. Tenant shall not waste electricity, water or air conditioning. All controls shall be adjusted only by Building personnel.

6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of any merchandise or materials which require the use of elevators, stairways, lobby areas, or loading dock areas, shall be restricted to hours designated by Landlord. Tenant must seek Landlord's prior approval by providing in writing a detailed listing of such activity. If approved by Landlord, such activity shall be under the supervision of Landlord and performed in the manner stated by Landlord. Landlord may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk for damage to articles moved and injury to persons resulting from such activity. If any equipment, property and/or personnel of Landlord or of any other tenant is damaged or injured as a result of or in connection with such activity, Tenant shall be solely liable for any and all damage or loss resulting therefrom.

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
7. All corridor doors, when not in use, shall remain closed. Tenant shall cause all doors to the Premises to be closed and securely locked before leaving the Building at the end of the day.

8. Tenant shall keep all electrical and mechanical apparatus owned by Tenant free of vibration, noise and airwaves which may be transmitted beyond the Premises.

9. Canvassing, soliciting and peddling in or about the Building or Property is prohibited. Tenant shall cooperate and use its best efforts to prevent the same.

10. Tenant shall not use the Premises in any manner which would overload the standard heating, ventilating or air conditioning systems of the Building.

11. Tenant shall not utilize any equipment or apparatus in such manner as to create any magnetic fields or waves which adversely affect or interfere with the operation of any systems or equipment in the Building or Property.

12. Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Landlord for such purposes.

13. Tenant shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusements devices and machines for sale of beverages, foods, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of Tenant's employees, and then only if such operation does not violate the lease of any other tenant in the Building.

14. Tenant shall utilize the termite and pest extermination service designated by Landlord to control termites and pests in the Premises. Except as included in Basic Costs, Tenant shall bear the cost and expense of such extermination services.

15. Tenant shall not open or permit to be opened any window in the Premises. This provision shall not be construed as limiting access of Tenant to any balcony adjoining the Premises.

16. To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees or agents in the Building or on the Property, except in those locations and subject to time and other constraints as to which Landlord may give its prior written consent, which consent may be withheld in Landlord's sole discretion.

17. Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, with respect to the Premises, the Building, the Property and their respective use or occupancy thereof. Tenant shall not make or permit any use of the Premises, the Building or the Property, respectively, which is directly or indirectly forbidden by law, ordinance, governmental regulation or order, or direction of applicable public authority, or which may be dangerous to person or property.

18. Tenant shall not use or occupy the Premises in any manner or for any purpose which would injure the reputation or impair the present or future value of the Premises, the Building or the Property; without limiting the foregoing, Tenant shall not use or permit the Premises or any portion thereof to be used for lodging, sleeping or for any illegal purpose.

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
19. All deliveries to or from the Premises shall be made only at times, in the areas and through the entrances and exits designated for such purposes by Landlord. Tenant shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner which may interfere with the use by any other tenant of its premises or any common areas, any pedestrian use of such area, or any use which is inconsistent with good business practice.

20. Tenant shall carry out Tenant's permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Landlord and in a manner which will not interfere with the rights of other tenants in the Building.

21. Landlord may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents. Tenant, Tenant's agents, employees, contractors, guests and invitees shall comply with Landlord's reasonable requirements thereto.

22. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's opinion may tend to impair the reputation of the Building or its desirability for Landlord or its other tenants. Upon written notice from Landlord, Tenant will refrain from and/or discontinue such publicity immediately.

23. Neither Tenant nor any of its employees, agents, contractors, invitees or customers shall smoke in any area designated by Landlord (whether through the posting of a "no smoking" sign or otherwise) as a "no smoking" area. In no event shall Tenant or any of its employees, agents, contractors, invitees or customers smoke in the hallways or bathrooms of the Building. Landlord reserves the right to designate, from time to time, additional areas of the Building and the Property as "no smoking" areas and to designate the entire Building and the Property as a "no smoking" area.

                                      C-3
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                                    EXHIBIT D

                             PAYMENT OF BASIC COSTS

This Exhibit D is attached to and made a part of the Lease dated 5/26/00 by and between MONY/BDP OFFICE I, A COLORADO LIMITED LIABILITY COMPANY ("LANDLORD") AND INTEGRATED INFORMATION SYSTEMS, INC., A DELAWARE CORPORATION ("TENANT") for space in the Building located at 11551 East Arapahoe Road, Suite 150, Englewood, CO 80112.

A. During each calendar year, or portion thereof, falling within the Lease Term, Tenant shall pay to Landlord as Additional Rent hereunder Tenant's Pro Rata Share of the amount by which Basic Costs (as defined below) for the applicable calendar year in exceed the amount of Six and 93/100 Dollars ($6.93) per rentable square foot of the Building (the "Expense Stop"). Prior to January 1 of each calendar year during the Lease Term, or as soon thereafter as practical, Landlord shall make a good faith estimate of Basic Costs for the applicable full or partial calendar year and Tenant's Pro Rata Share of the excess costs over the Expense Stop thereof. On or before the first day of each month during such calendar year, Tenant shall pay Landlord, as Additional Rent, a monthly installment equal to one-twelfth of Tenant's Pro Rata Share of Landlord's estimate of the amount by which Basic Costs for such calendar year will exceed the Expense Stop ("Tenant's Excess Share"). Landlord shall have the right from time to time during any such calendar year to revise the estimate of Basic Costs for such year and provide Tenant with a revised statement therefor (provided, however, Landlord agrees that Landlord shall not issue a revised statement more than twice in any calendar year), and thereafter the amount Tenant shall pay each month shall be based upon such revised estimate. If Landlord does not provide Tenant with an estimate of the Basic Costs and Tenant's Excess Share by January 1 of any calendar year, Tenant shall continue to pay a monthly installment based on the previous year's estimate until such time as Landlord provides Tenant with an estimate of Basic Costs and Tenant's Excess Share for the current year. Upon receipt of such current year's estimate, an adjustment shall be made for any month during the current year with respect to which Tenant paid Tenant's Excess Share based on the previous years estimate. Tenant shall pay Landlord for any underpayment with the next month's payment of Additional Rent. Any overpayment shall, at Tenant's option, be refunded to Tenant or credited against the installment(s) of Additional Rent next coming due under the Lease (or Base Rent if no Additional Rent is so payable by Tenant in the next year based on Landlord's estimate of Basic Costs). Any amount paid by Tenant based on any estimate shall be subject to adjustment pursuant to Paragraph B below, when actual Basic Costs in excess of the Expense Stop are determined for such calendar year.

B. As soon as is practical following the end of the calendar year during the Lease Term but not later than May 1, Landlord shall furnish to Tenant a statement of Landlord's actual Basic Costs for the previous calendar year. If for any calendar year the Tenant's Excess Share collected for the prior year, as a result of Landlord's estimate of Basic Costs is more than the actual Tenant's Excess Share (based on the actual Basic Cost), then Landlord shall refund to Tenant any overpayment (or at Landlord's option apply such amount against the next Tenant Excess Share payment(s) to become due hereunder). Likewise, Tenant shall pay to Landlord, with the following month's Additional Rent payment, any underpayment with respect to the prior year whether or not the lease has terminated prior to receipt by Tenant of a statement for such underpayment, it being understood that this clause shall survive the expiration of the Lease.

C. Basic Costs shall mean all direct and indirect costs, expenses paid and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in each calendar year in connection with operating, maintaining, repairing, owning and managing the Building and the Project including but not limited to, the following:

(1) All labor costs for all persons performing services required or utilized in connection with the operation, repair, replacement and maintenance of and control of access to the Building and the Project, including but not limited to amounts incurred for wages, salaries and other compensation for services, professional training, payroll, social security, unemployment and other similar taxes, workers' compensation insurance, training, disability benefits, pensions, hospitalization, retirement plans, group insurance or any other similar or like expenses or benefits.

(2) All management fees (not to exceed 3% of gross rental during the lease term), the cost of equipping and maintaining a management office at the Building not to exceed 1,000 rentable square feet at marketable rate rent, accounting services, legal fees not attributable to leasing and collection activity, and all other administrative costs relating to the Building and the Property.

(3) All Rent and/or purchase costs of materials, supplies, tools and equipment used in the operation, repair, replacement and maintenance and the control of access to the Building and the Property.

(4) All amounts charged to Landlord by contractors and/or suppliers for services, replacement parts, components, materials, equipment and supplies furnished in connection with the operation, repair, maintenance, replacement and control of access to any part of the Building, or the Property generally, including the heating, air conditioning, ventilating, plumbing, electrical, elevator and other systems and equipment of the Building and the garage. At Landlord's option, major repair items may be amortized over a period of up to five
         (5) years or largest period permitted.

(5) All premiums and deductibles paid by Landlord for fire, flood and extended insurance coverage, earthquake and extended coverage insurance, liability and extended coverage insurance, Rent loss insurance, elevator insurance, boiler insurance and other insurance customarily carried from time to time by landlords of comparable office buildings or required to be carried by Landlord's mortgagee.

(6) Charges for all utilities, including but not limited to water, electricity, gas and sewer, but excluding those electrical charges for which tenants are individually responsible.

(7) "TAXES", which for purposes hereof, shall mean (a) all real estate taxes and assessments on the Property, the Building or the Premises, and taxes and assessments levied in substitution or supplementation in whole or in part of such taxes, (b) all personal property taxes for the Building's personal property, including license expenses, (c) all sales, use or other tax, excluding state and/or federal income tax now or hereafter imposed by any governmental authority upon Rent received by Landlord, (e) all other taxes, fees or assessments now or hereafter levied by any governmental authority on the Property, the Building or its contents or on the operation and use thereof (except as relate to specific tenants), and (f) all costs and fees incurred in connection with seeking reductions in or refunds in Taxes including, without limitation, any costs incurred by Landlord to challenge the tax valuation of the Building or Property, but excluding income taxes. Estimates of real estate taxes and assessments for any calendar year during the Lease Term shall be determined based on Landlord's good faith estimate of the real estate taxes and assessments. Taxes and assessments hereunder are those accrued with respect to such calendar year, as opposed to the real estate taxes and assessments paid or payable for such calendar year. For purposes of this Lease, any special assessments shall be deemed payable in such maximum number of installments as is permitted by law, whether or not actually so paid, and the taxes for the year 2000 shall be set as though the Building is fully completed and assessed for the entire year 2000.

(8) All landscape expenses and costs of repairing, resurfacing and striping of the parking areas and garages of the Property, if any.

(9) Cost of all maintenance service agreements, including those for equipment, alarm service, window cleaning, drapery or mini-blind cleaning, janitorial services, metal refinishing, pest control, landscaping and any parking equipment.

(10) Cost of all other repairs, replacements and general maintenance of the Property and Building neither specified above nor directly billed to tenants, including the cost of maintaining all interior Common Areas including lobbies, multi-tenant hallways, restrooms and service areas.

(11) The amortized cost of capital improvements made to the Building or the Property which are (a) for the purpose of reducing operating expense costs or otherwise improving the operating efficiency of the Property or Building ("Cost Savings Improvements"); or (b) required to comply with any laws, rules or regulations of any governmental authority enacted or promulgated after the Commencement Date, including any new interpretation of any existing law, rule or regulation issued after the Commencement Date ("Required Capital Improvement"). The cost of such Cost Savings Improvements and Required Improvements shall be amortized over a period of five (5) years or the useful life of said Required Capital Improvement as determined by GAAP, whichever is longer, and shall, at Landlord's option, include interest at 8%. Only the amount of such yearly amortization shall be included in Basic Costs for a given year.

(12) Any other charge or expense of any nature whatsoever which, in accordance with general industry practice with respect to the operation of a first class office building, would be construed as an operating expense.

D. "Operating Expenses" shall not include (a) costs of work, including painting and decorating and tenant improvement work, which Landlord performs for any tenant in the Building which is not for the benefit of all or most tenants of the Building; (b) costs of repairs or other work occasioned by fire, windstorm or other insured casualty to the extent of insurance proceeds received by Landlord and provided, that Landlord shall have obtained all insurance in the form and amounts herein required hereunder; (c) leasing commissions, advertising expenses, and other costs incurred in leasing space in the Building; (d) costs of repairs or rebuilding necessitated by condemnation; (e) any interest on borrowed money or debt amortization on Landlord's Mortgages on the Building; (f) depreciation on the Building; (g) wages, salaries, fees, and fringe benefits paid to individuals who are above the level of building manager or who are executive personnel or officers or partners of Landlord (h) other than as provided in Section C above, any charge for depreciation of the Building or equipment and any interest or other financing charge; (i) any charge for Landlord's income taxes, excess profit taxes, franchise taxes, or similar taxes on Landlord's business; (j) all costs for which Tenant or any other tenant in the Building is being charged directly (including, but not limited to excess usage charges); (k) the costs of correcting defects in the construction of the Building, or in the building equipment, due to defective or illegal construction; (l) the cost of any repair made by Landlord because of the total or partial destruction of the Building, or the condemnation of a portion of the Building; (m) the cost of any items for which Landlord is reimbursed by insurance or otherwise compensated by parties other than tenants of the Building or the cost of any increase in insurance premiums to the extent that such increase is solely and directly attributable to the use, occupancy or activity of another tenant in the Building; (n) other than Required Capital Improvements or Cost Savings Improvements, the cost of any additions or capital improvements, repairs or replacements to the Building subsequent to the date of original construction; (o) the cost of any removal, treatment or abatement or asbestos or any other hazardous substance or gas in the Building or on Tenant's Premises (however, to the extent such asbestos or hazardous substance results from Tenant's or its agents' actions or inactions, such costs shall be reimbursed to Landlord by Tenant as Tenant's direct expense); (p) any operating expenses representing an amount paid to a related corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship;
(q) the cost of tools and equipment used initially in the construction of the Building; (r) the cost of alterations of space in the Building lease to other tenants; (s) the cost of overtime or other expense to Landlord in curing its defaults or performing work expressly provided in this Lease to be borne at Landlord's expense; (t) ground rent or similar payments to ground lessor; (u) late payments, charges and penalties; (v) costs associated with the operation of the business of the corporation which constitutes Landlord as the same or distinguished from the costs of operation of the Building; (x) costs (including in connection therewith all attorneys' fees and costs of settlement, judgments and/or payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitration pertaining to Landlord and/or the Building, other than such claims or disputes respecting any services or equipment used in the operation of the Building by Landlord, the cost of which is included in Basic Costs; and (z) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building. It is understood that Basic Costs shall be reduced by all cash discounts, trade discounts, or quantity discounts received by Landlord or Landlord's managing agent in the purchase of any goods, utilities, or services in connection with the operation of the Building. Landlord shall make payments of goods, utilities and services in a timely manner to obtain the maximum possible discount. In the calculation of any expenses hereunder, it is understood that no expense shall be charged more than once. Landlord shall use its best efforts to effect any equitable proration of bills for services rendered to the Building and to any other property owned by Landlord. Landlord agrees to keep books and records showing the Basic Costs in accordance with a system of accounts and accounting practices consistently maintained on a year-to-year basis.

E. If the Building and the other buildings Landlord operates in conjunction therewith are not at least one hundred percent (100%) occupied, in the aggregate, during any calendar year of the Lease Term or if Landlord is not supplying services to at least one hundred percent (100%) of the Approximate Rentable Area of the Building and such other buildings at any time during any calendar year of the Lease Term, actual Basic Costs for purposes hereof shall, at Landlord's option, be determined as if the Building and such other buildings had been one hundred percent (100%) occupied and Landlord had been supplying services to one hundred percent (100%) of the Approximate Rentable Area of the Building and such other buildings during such year. If Tenant pays for its Pro Rata Share of Basic Costs based on increases over a Expense Stop and Basic Costs for any calendar year during the Lease Term are determined as provided in the foregoing sentence, Basic Costs for such Expense Stop shall also be determined as if the Building and such other buildings had been one hundred percent (100%) occupied and Landlord had been supplying services to one hundred percent (100%) of the Approximate Rentable Area of the Building; and such other buildings.

F. If Tenant questions the amount of Basic Costs or Tenant's Excess Share as shown by a year-end statement, Tenant shall notify Landlord. Tenant shall have 120 days after giving notice (i) to hire, at Tenant's sole expense, an accredited member of the Colorado Society of CPAs or (ii) direct a Tenant employed by CPA (either "Tenant's Accountants"), to examine Landlord's books and records for the purpose of verifying the accuracy of the statement. If Tenant's Accountants determine that an error has been made, notice describing the error in reasonable detail must be given to Landlord and if such notice is given, Landlord and Tenant shall endeavor to agree upon the matter within the following 90 days. All information disclosed to Tenant or Tenant's Accountants in connection with any such review shall be kept confidential by Tenant and Tenant's Accountants and shall not be disclosed or used by Tenant or Tenant's Accountants for any reason other than to verify information set forth in the statement. Notwithstanding the pendency of any dispute over any particular statement, Tenant shall continue to pay Landlord the amount of the adjusted monthly installments of Additional Rent based upon the statement until the dispute is resolved. Delay by Landlord in submitting any statement for any Lease Year shall not affect the provisions of this Section or constitute a waiver of Landlord's rights set forth herein for that or any subsequent Lease Year. In the event that any audit conduct by Tenant, pursuant to the terms hereof, discloses that Landlord has overstated the payment of Tenant's Excess Share required from Tenant as set forth on the then applicable statement by 3% or more, then Landlord will reimburse (or credit against subsequent rent payments) Tenant (in additional to the excess Additional Rent previously paid by Tenant as hereinabove provided) for the actual reasonable cost of the audit within 30 days after Tenant provides Landlord with a statement of the audit cost.

IN WITNESS WHEREOF, Landlord and Tenant have executed this exhibit as of the day and year first above written.

WITNESS/ATTEST                          LANDLORD:

                                        MONY/BDP Office, L.L.C., a Colorado
                                        Limited Liability company
                                        TRANSWESTERN INVESTMENT COMPANY,
                                        L.L.C. AS AGENT

By: /s/ Jeanette P. Puemo               By: /s/ SCOTT A. TAUSK

Name: Jeanette P. Puemo                 Name: SCOTT A. TAUSK

Title: Admin. Associate                 Title: SENIOR VICE PRESIDENT


WITNESS/ATTEST                          TENANT:

                                        Integrated Information Systems, Inc.,
                                        a Delaware Corporation

By: /s/ Glen A. Honig                   By: /s/ Jeffrey Frankel

Name: Glen A. Honig                     Name: Jeffrey Frankel

Title: Associate General Counsel        Title: Vice President and Corp. Counsel

                                    EXHIBIT E

                                   WORK LETTER

This Work Letter Agreement supplements and is hereby incorporated in that certain lease (hereinafter referred to as the "Lease") dated and executed concurrently herewith by and between MONY/BDP Office I, L.L.C., a Colorado Limited Liability company (hereinafter referred to as "Landlord") and Integrated Information Systems, Inc., a Delaware Corporation (hereinafter referred to as "Tenant") with the terms defined in the Lease to have the same definition where used herein.

         1. The Premises are leased to Tenant in their "AS IS" condition, except for those improvements as defined in Exhibit "E-1" (the "Base Building Shell and Core Condition") and this Work Letter Agreement is intended to set forth the obligations of Landlord and Tenant with respect to the preparation of the Premises for Tenant's occupancy. All improvements described in this Work Letter Agreement to be constructed in and upon the Premises are hereinafter referred to as the "Tenant Improvements." It is agreed that construction of the Tenant Improvements will be completed in accordance with the procedures set forth in this Work Letter Agreement.

         2. Tenant shall devote such time in consultation with Landlord or Landlord's agent as may be required to provide all necessary information to Landlord or Landlord's agent as Landlord deems necessary in order to enable Landlord to complete, and obtain Tenant's written approval of, the final layout, drawings, and plans for the Premises. If Tenant fails to furnish any such information, or fails to approve OR DISAPPROVE layout, drawings, or plans within five (5) Business Days after written request, Landlord may, at its election, be discharged of its obligations under this Work Letter Agreement, but the same shall not affect or diminish Tenant's duties and obligations set forth in the Lease, and Tenant agrees to pay on demand all costs and expenses and increased unit prices incurred by Landlord on account of Tenant's failure to furnish such information and approved drawings within such prescribed times. All of Tenant's plans and specifications shall be subject to Landlord's consent, the granting or denial of which shall be in Landlord's REASONABLE discretion.

         3. Space planning and construction drawings, and when deemed necessary by Landlord, engineering drawings, shall be prepared by Landlord's architect. Unless otherwise provided in Exhibit "E-2" (the "Tenant Improvement Allowance"), Tenant shall pay for additional space planning services beyond those specified above, for Landlord's standard construction and engineering drawings covering Landlord's Building Standard materials as defined in Exhibit "E-3" (the "Landlord's Building Standard Materials"), and for any nonstandard construction and engineering drawings, or any additional costs for drawings occasioned by special installation other than Building Standard. Tenant may pay for such services out of the Allowance, if any, provided in Exhibit "E-2". Tenant shall furthermore be responsible for the design, function and maintenance of all special improvements, whether installed by Landlord at Tenant's request or installed by Tenant with Landlord's prior written approval. Tenant shall use the Building Standard materials unless other materials are expressly approved in writing by Landlord.

         4. Prior to commencing any construction of Tenant Improvements, Landlord shall submit to Tenant a written estimate setting forth the anticipated cost of the Tenant Improvements (excluding any costs which may be specified herein or in Exhibit "E-2" as being borne by Landlord), including but not limited to labor and materials, contractor's fees, Landlord's construction management fees not to exceed 2% of total construction costs, permit fees, space planning, initial space planning drawings (to include one revision), construction, and engineering drawing costs.

Within five (5) Business Days Tenant shall either notify Landlord in writing of its approval of the cost estimate, or specify its objections thereto and desired changes to the proposed Tenant Improvements. In the event Tenant notifies Landlord of such objections and desired changes, Tenant shall work with Landlord to reach acceptable plans and cost estimate; provided, however, if Tenant fails to give written approval of a cost estimate within ten (10) Business Days following delivery to Tenant of the original cost estimate, Tenant shall be chargeable with one day of Delay for each day thereafter until Tenant provides to Landlord in writing its approval of a cost estimate.

         5. In the event Landlord's estimate and/or the actual cost of construction shall exceed the Allowance, (as defined in Exhibit "E-2" attached hereto), if any (such amounts exceeding the Allowance being herein referred to as the "Excess Costs"), Tenant shall pay to Landlord such Excess Costs PROVIDED, HOWEVER, THAT LANDLORD SUBMITS A DETAILED, ITEMIZED SUMMARY OF THE EXCESS COSTS, as follows:

                  (a) Tenant shall deliver to Landlord, with its approval of the Landlord's estimate, and in any event prior to commencement of construction, an amount equal to fifty percent (50%) of the Excess Costs as then estimated by Landlord.

                  (b) After substantial completion of the Tenant Improvements, but prior to occupancy of the Premises by Tenant, Tenant shall pay to Landlord on demand an amount which when added to the initial payment described in subparagraph (a) above equals ninety percent (90%) of the Excess Costs as then estimated by Landlord.

                  (c) As soon as the final accounting can be prepared and submitted to Tenant, Tenant shall pay on demand to Landlord the entire balance of the Excess Costs based upon the actual cost of construction.

The statements of costs submitted to Landlord by Landlord's contractors AND ACTUALLY PAID OR TO BE PAID BY LANDLORD shall be conclusive for purposes of determining the actual cost of the items described therein. The amounts payable hereunder constitute other rent payable pursuant to the Lease, and the failure to timely pay same constitutes an event of default under the Lease.

         6. If Tenant shall request any change, addition or alteration in the working drawings, after approval by Landlord and Tenant, Landlord shall have such working drawings prepared, and Tenant shall promptly reimburse Landlord for the cost thereof. Promptly upon completion of the revisions, Landlord shall notify Tenant in writing of the cost which will be chargeable to Tenant by reason of such change, addition or deletion. Tenant shall, within three (3) Business Days, notify Landlord in writing whether it desires to proceed with such change, addition or deletion. In the absence of such written authorization, Landlord shall have the option to continue work on the Premises disregarding the requested change, addition or alteration, or Landlord may elect to discontinue work on the Premises, in which event Tenant shall be chargeable with a Delay in completion of the Premises resulting therefrom in accordance with Paragraph 3(a) of the Lease. In the event such revisions result in a higher estimate of the cost of construction, Tenant shall pay to Landlord an amount sufficient to provide Landlord with the above described fifty percent (50%) (or if applicable ninety percent (90%)) payment toward Excess Costs.

         7. Following approval of the plans and the payment by Tenant of the required portion of the Excess Costs, if any, Landlord shall cause the Tenant Improvements to be constructed in accordance with the approved plans. Unless otherwise specifically provided in the approved plans, all material used in the construction of the Tenant's Improvements shall be of such quality as determined by the Landlord's architect.

WITNESS/ATTEST                          LANDLORD:

                                        MONY/BDP Office I, L.L.C., a Colorado
                                        Limited Liability Company
                                        TRANSWESTERN INVESTMENT COMPANY, L.L.C.
                                        AS AGENT

By: /s/ Jeanette P. Puemo               By: /s/ Scott A. Tausk

Name: Jeanette P. Puemo                 Name:  SCOTT A. TAUSK

Title: Admin Associate                  Title: SENIOR VICE PRESIDENT



WITNESS/ATTEST                          TENANT:

                                        Integrated Information Systems, Inc.,
                                        a Delaware Corporation

By: /s/ Glen A. Honig                   By: /s/ Jeffrey Frankel

Name: Glen A. Honig                     Name: Jeffrey Frankel

Title: Associate General Counsel        Title: VP & Corp. Counsel

                                  EXHIBIT E-1

                     BASE BUILDING SHELL AND CORE CONDITION

SHELL and CORE CONSTRUCTION

Site Work and Earthwork
        Sanitary Sewer, Domestic Water Fire Line and Storm Sewer to the building Landscaping and irrigation system
        Parking and drives, including parking lot lighting
        Exterior building and lighting
        Exterior building address signs

Concrete
        Foundation system
        Floor slab, unfinished concrete
        Building exterior is masonry construction with EIFS (Extension Insulation and Finish System) accents

Common Areas
        Two-story entrance lobby entrance, from west and east parking areas One (1) passenger elevator

        Two restrooms per floor are provided per building code with floor mount tank-style toilets, in counter sinks with wall mounted mirrors above, and with building standard ceramic tile flooring.

Metals
        Structural steel frame with cast-in-place floors and roof deck

Thermal and Moisture Protection
        Ballasted EPDM 45 mil. Synthetic rubber roof with a 10 year warranty R-19 ISO roof insulation

Doors, Windows, Glass
        6'-8" and 6'-0" tall, tinted, low E glass in anodized aluminum frames Mini-blinds, 1" Levolor type, Riviera style, almond color.

Finishes
        Exterior walls insulated and unfinished
        First floor ceiling height of 12 feet, second floor ceiling height of 10 feet

Mechanical

        ELO fire sprinkler system on standard grid with heads at standard elevations
        Rooftop mounted, 2-130 ton packaged Trane Heating Venting & Air
          Conditioning units, 1 ton per 330 rsf.
        The main lateral trunk lines shall be installed for future connection of the fan powered and VAV boxes.
        Exterior fan powered heating, venting and air conditioning boxes, as well as interior pinch down, variable air volume boxes furnished to accommodate Tenant's Construction Drawings, in compliance with standards set forth in Section 7.A.(2). The cost to install and distribute such boxes shall be at Tenant's expense and shall be included in the Tenant Improvements.

Plumbing

        6" sanitary sewer line under the slab on grade the length of the buildings
        1-1/2" copper domestic water supply line within the bar joists running the length of the buildings
        Wet stack columns in the north and south ends of the wings

                                     E-1-1

Electrical/Telecommunications
         Base building electrical service, main disconnect of 3,000 amps, 480/277, 3 phase service to the main electrical room. Secondary electrical service from the electrical rooms located in the core area of the south wings. Each tenant will receive its pro-rata share of the total 3,000 amp service, 5 watts per s.f. electrical capacity (connected load) available for tenant use, excluding lighting
         Telephone service by US WEST to the main telephone exterior panel, served by one (1) four inch (4") conduit from the street telephone pedestal, adjacent to the Nome Street, north of the building's main entrance. 900 pair copper service is provisioned, with 600 pair activated and 300 in reserve.
         Fiber Optic Service to be provided by US WEST from their existing fiber on the south side of Arapahoe Road to the north on Nome Street telephone pedestal. Landlord has installed three (3) four inch (4") conduits from to the north wing telephone room to the Nome Street outside pedestal. Additional service providers will be granted access to the building to provide additional tenant fiber optic service.

Special Improvements
         Magnetic card key access
         HVAC controls from dial up telephone modem
                                     E-1-2

                                   EXHIBIT E-2

                          TENANT IMPROVEMENT ALLOWANCE

Landlord agrees to provide Tenant an allowance (the "Allowance") of $21.50 per square foot of Rentable Area in the Premises (which for purposes hereof is agreed to be 11,138 square feet), being the total sum of Two Hundred Thirty-nine Thousand Four Hundred Sixty-seven and 00/00 Dollars ($239,467.00) toward the cost of the Tenant Improvements. Tenant shall not be entitled to any credit for any amount not applied to the cost of the Tenant Improvements. In the event the Allowance or Additional Allowance set forth below shall not be sufficient to complete the improvements contemplated by the approved plans, Tenant shall pay the Excess Costs as prescribed in Exhibit "E".

In addition to the Allowance set forth herein, Landlord shall agree to provide Tenant with an additional allowance (the "Additional Allowance") of up to $3.50 per square foot of the Rentable Area in the Premises, being the total sum of Thirty-eight Thousand Nine Hundred Eighty-three and 00/100's Dollars ($38,983.00) towards the cost of the Tenant Improvements. Tenant may request all or a portion of the Additional Allowance by providing Landlord with prior written notice at any time within six (6) months of the Commencement Date of this Lease. Tenant shall not be entitled to subsequently request payment of any amount of such Additional Allowance that is not initially requested. Landlord shall agree that such Additional Allowance utilized by Tenant shall be amortized either: a.) over a 60 month period (payable rent period), or b.) over a period equal to the number of months remaining in the Lease Term, as of Tenant's notice date herein above. The Additional Allowance shall be amortized at an interest rate of eleven percent (11%) per year, on a fully amortizing basis, with payments made at the beginning of the payment period. Landlord shall agree to revise the monthly Base Rent amounts set forth herein to include the monthly amortization amount, which shall be payable for the applicable period of the Lease Term. Tenant shall not be required to provide Landlord with any additional security under the Letter of Credit, but shall agree to provide Landlord with an additional Security Deposit amount equal to one month's Additional Allowance payment.

                                      E-2-1

                                  EXHIBIT E-3

                     LANDLORD'S BUILDING STANDARD MATERIALS


The following outlines the building standard materials that are to be utilized in the construction of all Tenant Improvements and all Tenant Improvement work shall be in accordance with Exhibit D, the Work Letter Agreement.

GENERAL:

- Demising wall is full height to structure and gypsum board above ceiling is fire-taped only.

- Interior doors are building standard 3'0" x 9'10" on first floor and 3'0"-x 8'-10" on the second floor and selected white birch stained flush doors in painted, full welded hollow metal frames with building standard latchset hardware.

     -   1 door per 200 square feet of office area.

- Interior walls are gypsum board to ceiling with painted 2 coats of interior latex.

     -   1 lineal foot of wall per 9 square feet of office area.

- Sound insulation batts in inter-tenant demising walls at office area only to above ceiling line.

- Suspended acoustical panel ceiling at 10'-0" on the first floor and 9'-0" on the second floor, with 2'x4' grid and "Second Look II", scored, tegular edge lay-in panels.

- Lighting is 2'x 4' 3 lamp recessed fluorescent deep cell parabolic troffers.

     -   1 fixture per 80 square feet of office area.

-    Electrical outlets are provided at 2 per office area.

-    Telephone outlet boxes are provided at 1 per office or room.

- Flooring is glued-down 26 oz. level-loop carpet: Philadelphia "Volunteer", "Winchester", or "Neyland".

- Work area flooring will be: Armstrong "Standard Excalon" or standard carpet.

- Space is fully sprinklered at standard layout. Sprinkler heads are semi-recessed pendant type to meet code for office layout.

-    Mini-blinds, 1" Levolor type, Riviera style, almond color.

STANDARD UPGRADES: (May also impact schedule)

- Coffee bar cabinets: Building standard cabinets will be: LJE full overlay plastic laminate in gray color. Countertop laminate color is Tenant choice.

-    Coffee bar plumbing including sinks and disposals.

-    Sound insulation in interior office demising walls.

NON-STANDARD ITEMS: (May also impact schedule)

-    Special provisions due to hazardous materials.

-    Delivery or dock doors.

-    Shelving.


                                      E-3-1

                                    EXHIBIT F

                              ADDITIONAL PROVISIONS

36. RIGHT OF FIRST OFFER. Landlord hereby grants to Tenant a right of first offer (the "Right of First Offer") to lease an additional 5,644 rsf, located on the first floor of the south wing of the Project. The space (the "Right of First Offer Space") shall be made available on the following basis:

         a. Tenant shall have SEVEN (7) Business Days after being notified by Landlord, in writing, of Landlord's desire to lease the Right of First Offer Space (which notice is hereinafter referred to as "Landlord's Notice") within which to notify Landlord, in writing, if Tenant desires to exercise its Right of First Offer as to such space. Tenant's Right of First Offer hereunder shall be subject and subordinate to all leases, rights of extension, expansion, or first offer or refusal as to the Right of First Offer Space in favor of other tenants in the Building in existence as of the date of this Lease. Landlord shall have the right to determine the exact square footage of the Right of First Offer Space at the time such space or any portion thereof is offered to Tenant pursuant to the provisions of this Paragraph.

         b. Such space shall be offered to Tenant upon the terms and conditions and at the rental rate Landlord would quote to third parties for the Right of First Offer Space, if it were to become available for leasing for a lease term scheduled to commence at the time of the addition of the Right of First Offer Space, but in no event shall the rental rate be less than the rent which Tenant is then paying. Such terms and conditions may include, among other things, escalations and pass-throughs. If Tenant exercises its right to lease the Right of First Offer Space anytime during the first six (6) months of the initial lease term, such space shall be made available at the same rental rate as the initially leased Premises, except that Landlord's contributions, including but not limited to tenant improvement allowances and real estate commissions, shall be adjusted on a pro-rata basis to reflect the remaining time period in the initial lease term.

         c. If Tenant does not notify Landlord within such SEVEN (7) day period, it shall be conclusively presumed that Tenant does not desire to exercise its Right of First Offer, Landlord shall be free to lease such space to anyone whom it desires, and Tenant shall have no further rights with respect to such space.

         d. Except as set forth in Section 36(b), if Tenant elects to add the Right of First Offer Space to the Lease, Tenant will accept such space in its "as is" condition without any remodeling work or tenant improvement work being performed by Landlord, except as may be provided in Landlord's Notice. All costs in connection with preparing the Right of First Offer Space for occupancy by Tenant, including but not limited to costs of compliance with all applicable laws, codes, or ordinances, shall be borne by Tenant.

         e. If Landlord has entered into lease negotiations with a third party for space which is greater than but includes the Right of First Offer Space, then, in order to exercise the Right of First Offer granted herein, Tenant shall
(i) be obligated to take all the space the third party would lease under said negotiations, and (ii) be obligated to extend the Lease Term for a period of time from the date of exercise of the Right of First Offer comparable to the length of time that the third party was willing to lease said space. Notwithstanding the foregoing, Tenant must take all of the Right of First Offer Space offered by Landlord to Tenant at any particular time and may not elect to lease a portion thereof.

         f. All notifications contemplated by this Paragraph, whether from Tenant to Landlord, or from Landlord to Tenant, shall be in writing and shall be given in the manner provided in the Lease.

         g. Tenant's right to exercise the Right of First Offer shall be conditioned on: (i) Tenant not being in default (beyond any applicable cure period) under the Lease at the time of the exercise of the Right of First Offer or as of the date on which Tenant's occupancy of the Right of First Offer Space is scheduled to commence; (ii) Tenant not having subleased more than twenty-five percent (25%) of the Premises or having vacated more than 25 percent (25%) of the Premises as of the date on which Tenant's occupancy of the Right of First Offer Space is scheduled to commence; and (iii) there being at least two (2) years remaining in the initial Lease Term. Notwithstanding the foregoing, if there is less than two (2) years remaining in the initial Lease Term but the Right of First Offer would otherwise be available to Tenant hereunder and an option to extend the initial Lease Term is then available to Tenant under the other provisions of this Lease, Tenant shall have the right to exercise its Right of First Offer provided that Tenant simultaneously exercises its option to extend the initial Lease Term.

                                    EXHIBIT G

                                 RENEWAL OPTION

Tenant shall have an option to extend the Lease for one (1) additional consecutive term, consisting of five (5) years. In order to exercise such option(s), Tenant shall notify Landlord in writing at least six (6) months prior to the expiration of the respective lease term(s) of its election to exercise the option, upon which time Landlord shall submit in writing within 30 days thereafter a proposal for the then current Market Base Rental Rate (per rentable square foot per annum) for the extended term. Tenant shall have thirty (30) days from the receipt of said notice to (i) NEGOTIATE IN GOOD FAITH WITH LANDLORD AND accept the NEGOTIATED Base Rental Rate in writing to Landlord or (ii) elect not to extend. If Tenant elects not to extend or fails to timely exercise its options, time being of the essence, the options shall automatically terminate and be of no further force and effect and this Lease shall terminate upon expiration of the then Lease terms. Any such extension shall be upon all of the terms, conditions, and covenants of this Lease except as to (i) the amount of Base Rent, which shall be determined as set forth herein, (ii) other than as remain applicable under this Lease, options to extend, expand or rights of refusal, which shall not be applicable, and (iii) Tenant Allowance or other economic concessions which shall not be applicable to the extension term. As used herein, "Market Base Rental Rate" shall mean the then Base Rental Rate for comparable first class multi-tenant office buildings of comparable size, location and age, with comparable tenants leasing comparable amounts of space, in the County of Arapahoe, Colorado, at such time, taking into account the following factors (1) rent per rentable square foot; (2) operating expenses and real estate tax payments; (3) current rental escalators; and (4) rental concessions, including tenant improvement allowances, if any, as applicable to market renewals of leases.

This option to extend may not be exercised and the Lease shall not be extended if Tenant is in default which default is not cured within any applicable cure periods or if this Lease has been sublet or assigned other than to an Affiliated Entity as set forth in Paragraph 13(a) hereof or as permitted in Paragraph 13(d) hereof. Furthermore, time is of the essence hereof, any failure of Tenant to give any notice required hereunder within the required time period shall render this option null and void.

'                                   EXHIBIT H

                              COMMENCEMENT LETTER

Date

Tenant
Address


Re: Commencement Letter with respect to that certain Lease dated        by and
between                        as Landlord and                     , a(n)     as
Tenant for an Approximate Rentable Area in the Premises of              square
feet on the      floor of the Building located at          ,           ,       .

Dear      :

In accordance with the terms and conditions of the above referenced Lease, Tenant hereby accepts possession of the premises and agrees as follows:

The Commencement Date of the Lease is                            ;
The Termination Date of the Lease is                             .

Landlord agrees to complete the work in the Premises identified in the punchlist
jointly prepared by Landlord and Tenant dated                              .

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all three (3) copies of this Commencement Letter in the space provided and returning two (2) fully executed copies of the same to my attention.

Sincerely,



XXXXXXXXX
Property Manager

Agreed and Accepted:

TENANT:

By:
Name:
Title:

                                    EXHIBIT I

                           STANDARD PARKING AGREEMENT

         Landlord shall make available to Tenant at the commencement of the term of this Lease the use of up to fifty-six (56) (5 per 1,000 rentable square feet), of the Building's parking spaces (the "Spaces") in the Building parking lot (the "Parking Lot") on an unreserved basis. AT NO COST TO TENANT DURING THE LEASE TERM OR ANY EXTENSION THEREOF.

         It is hereby agreed and understood that Landlord's sole obligation hereunder is to make the Spaces available to Tenant. Tenant's right to the use of such Spaces shall be subject to compliance with the rules and regulations promulgated from time-to-time by the manager of such Parking Lot, and shall be subject to termination for violation of any such rules or regulations upon prior notice from such Landlord manager. Landlord shall have no liability whatsoever for any property damage, loss or theft and/or personal injury which might occur as a result of or in connection with the use of the Spaces by Tenant, its employees, agents, servants, customers, invitees and licensees, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all costs, claims, expenses, and/or causes of action that Landlord may incur in connection with or arising out of Tenant's use of the Spaces.

         The failure, for any reason, of Landlord to provide or make available the Spaces to Tenant or the inability of Tenant to utilize these Spaces shall under no circumstances be deemed a default by Landlord pursuant to the terms of the Lease or give rise to any claim or cause of action by Tenant against Landlord, the same being hereby expressly waived by Tenant. Tenants sole remedy for such failure shall be the equitable abatement of Tenant's parking rental fee.

                                   EXHIBIT J

                                LETTER OF CREDIT

         Letter of Credit. As security for the performance by Tenant of all of the terms, covenants, and conditions required to be performed by it hereunder, Tenant agrees to deposit with Landlord on or before execution and delivery of this Lease by Tenant an irrevocable, transferable demand letter of credit in the amount of One Hundred Eighty Thousand and 00/100's Dollars ($180,000.00) in substantially the form attached hereto as Exhibit "K" issued by a bank reasonably acceptable to Landlord (the "Letter of Credit"). The Letter of Credit shall automatically renew every twelve months for a period through and including the last day of the thirty-sixth (36th) calendar month of the Lease Term. If after the last day of the twelfth (12th) calendar month of the Lease Term, no demand has been previously made and Tenant is not in default of this Lease, the then existing Letter of Credit shall be surrendered by Landlord provided a new Letter of Credit is delivered to Landlord in an amount which is Sixty Thousand and 00/100's Dollars ($60,000.00) less than the face value of such prior Letter of Credit. The Letter of Credit shall every twelve (12) months thereafter, until expiration of the Lease Term, continue to be replaced by a new Letter of Credit in an amount which is Sixty Thousand and 00/100's Dollars ($60,000.00) less than the face value of the then current Letter of Credit. Provided however that if an event of default has occurred anytime during the first thirty-six (36) months of the initial Lease Term, a Letter of Credit in the amount of Sixty Thousand and 00/100's Dollars ($60,000.00) shall remain in effect until the expiration of the Lease Term. Landlord may make a demand upon the Letter of Credit if Tenant is in default of the Lease, which default has not been cured within any applicable cure period, as defined under Section 22 of the Lease. If the cure period extends beyond the expiration date of the Letter of Credit or if Tenant fails to renew the Letter of Credit or Tenant has not delivered to Landlord an extended Letter of Credit or confirmation of the renewal of the Letter of Credit, as applicable, within five (5) business days of the expiration date, then Landlord may make demand upon the Letter of Credit and hold such sums as a security deposit, to be used, applied, or retained for the payment of any unpaid rent or for any other amount which Landlord may be required to expend by reason of the default of Tenant, including any damages or deficiency in the reletting of the Premises or any attorney's fees associated therewith, regardless of the whether the accrual of such damages or deficiency occurs before or after an eviction. Furthermore, if for any reason the Letter of Credit is dishonored or cannot reasonably be drawn upon (including any dissolution or insolvency of the issuer), then Tenant agrees within ten (10) days of receipt of written request from the Landlord to deliver a new letter of credit meeting the standards set forth herein and upon receipt thereof, the previous letter of credit shall be delivered to Tenant. Tenant's failure or the bank's refusal to renew a Letter of Credit or obtain or deliver a new letter of credit, if applicable, within the time frames set forth herein, shall be deemed an automatic default with no obligation of Landlord to give notice or opportunity to cure.

                                   EXHIBIT K

                        FORM OF DEMAND LETTER OF CREDIT

                          (Letterhead of Issuing Bank)

               , 2000

To:       MONY/BBP Office I, L.L.C.
          c/o Transwestern Investment Company
          150 North Wacker Drive, Suite 800
          Chicago, IL 60606
          Attention: Asset Manager

Re:       MONY/BDP Office I, L.L.C. Lease
          11551 East Arapahoe Road
          Englewood, CO 80112

Ladies/Gentlemen:

         We hereby establish our Irrevocable Demand Transferable Letter of Credit and authorize you to draw on us at sight for the account of __________ _______________ up to the aggregate amount of _____________________ Dollars
($_________).

         Funds under this Letter of Credit are available to the holder hereof as follows: Any or all of the sums hereunder may be drawn down at any time and from time to time from and after the date hereof to and including the Expiration Date (as hereinafter defined) by the holder hereof, or its authorized agent, when accompanied by this Letter of Credit and a written draft signed by an officer, _____________ ("Holder"). Drafts under this Letter of Credit must be marked:
"Pay to Holder $_____________, which represents a full draw on Letter of Credit No. ___________" and must be presented at our office not later than the Expiration Date at 5:00 p.m.

         This Letter of Credit is transferable in its entirety.

         This Letter of Credit shall expire on ____________ (the "Expiration Date"); provided, however, this Letter of Credit shall be automatically extended for successive twelve (12) month periods unless we shall notify each of you in writing by United States certified mail at least thirty (30) days prior to the Expiration Date (whether the date set forth above or the Expiration Date as so extended) that this Letter of Credit will not be automatically extended on that Expiration Date. In no event shall the Expiration Date, as automatically
extended, extend beyond                      .

         We hereby agree with the drawers, endorsers, and bona fide holders of all drafts drawn on and in compliance with the terms of this credit that such draft will be duly honored on the day of presentation to the drawee and that any statutory, UCP, or other rights to delay honor of sight drafts, including such rights under Article 5, Section 5-112 (1)(a) and (b) of the Uniform Commercial Code, are hereby specifically waived. We further agree, upon the presentation of such draft to the drawee, to honor such draft by delivering on the date of the day of such presentation the amount of the draft, by official bank or certified funds check, to MONY/BDP Office I, L.L.C. ("MONY/BDP") or, at MONY/BDP's sole option, by wiring on the day of such presentation Federal Funds in the amount of the draft into such account(s) as MONY/BDP may specifically direct, in writing.

         We hereby undertake that drafts drawn in compliance with the terms of this Letter of Credit will be duly honored by us.

                                        Very truly yours,

                                        (Name of Issuing Bank)

                                        By:__________________________
                                        Authorized Signature

                                      K-1